AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                    FORM F-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  GENTERRA INC.
             (Exact name of Registrant as specified in its charter)

                                     ONTARIO
      (State or other jurisdiction of incorporation or organization)

                                      3312
            (Primary Standard Industrial Classification Code Number)

                                       N/A
                         (I.R.S. Employer Identification
                                     No. )

                                 106 AVENUE ROAD
                                TORONTO, ONTARIO
                                 M5R 2H3 CANADA
                                 (416) 920-0500
                   (Address, including zip code, and telephone
                         number, including area code, of
                        registrant's principal executive
                                    offices)

                          Dolgenos Newman & Cronin LLP
                          96 Spring Street, 8th Floor
                               New York, NY 10012
                                 (212) 925-2800
                  ---------------------------------------------
            (Name, address, including zip code, and telephone number
                   including area code, of agent for service)

                          COPIES OF COMMUNICATIONS TO:

          IRWIN SINGER                             DENNIS P. McConnell, ESQ.
          BARRISTER & SOLICITOR                    DOLGENOS NEWMAN & CRONIN LLP
          24 HAZELTON AVENUE                       96 SPRING STREET
          TORONTO, ONTARIO M5R-2E2                 NEW YORK, NEW YORK 10012

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement and the conditions to the consummation of the amalgamation described herein have been satisfied or waived.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
                                         PROPOSED MAXIMUM     PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF              AMOUNT TO BE      AGGREGATE OFFERING   AGGREGATE OFFERING     AMOUNT OF
      SECURITIES TO BE REGISTERED          REGISTERED(1)      PRICE PER UNIT(2)         PRICE(2)       REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
Class A Shares......................    16,084,476            US$0.136                US$1,749,991         US$161
Class C Preferred Shares, Series 1 .     1,709,115            US$0.484                US$  827,212         US$ 77
TOTAL REGISTRATION FEE                                                                                     US$238
-------------------------------------------------------------------------------------------------------------------------

(1) Based upon an assumed maximum number of shares that may be issued in the Amalgamation described herein.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended, on the basis of the book value of the securities to be cancelled in connection with the Amalgamation described herein.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                 MIRTRONICS INC.
                                 106 Avenue Road
                                Toronto, Ontario
                                     M5R 2H3

              NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

                                 MARCH 27, 2003

     NOTICE IS HEREBY GIVEN that the Annual and Special Meeting of Shareholders of Mirtronics Inc. (the "Corporation") will be held at The Board of Trade of Metropolitan Toronto, Airport Centre, 830 Dixon Road, Etobicoke, Ontario on Thursday, the 27th day of March, 2003, at the hour of 10:00 o'clock in the forenoon (Toronto time) for the purpose of:

1. Receiving the Corporation's 2002 Annual Report containing the financial statements for the year ended September 30, 2002, and the report of the Auditors thereon.

2.   Electing directors.

3.   Appointing   Auditors   and   authorizing   the   directors  to  fix  their
     remuneration.

4. Considering and, if deemed advisable, passing, with or without variation, a special resolution (the "Amalgamation Resolution") approving the amalgamation agreement between the Corporation and Genterra Investment
     Corporation. made as of the 20th day of January, 2003 and authorizing the amalgamation of such corporations pursuant to the Ontario Business Corporations Act.

5. Considering, and if thought fit, passing with or without variation, a resolution (the "Option Plan Resolution") approving the creation of a Stock Option Plan, to be established by the corporation resulting from the amalgamation referred to above.

6. Transacting such further and other business as may properly come before the meeting or any adjournment thereof.

     The full text of the Amalgamation Resolution referred to in item 4, and the Option Plan Resolution referred to in item 5, are attached to this Notice as Exhibit "1" and Exhibit "2". Also accompanying this Notice of Meeting is an Information Circular and Amalgamation Brochure. The Amalgamation Brochure should be read in conjunction with the Information Circular.

         In order to pass the Amalgamation Resolution, at least two-thirds of the votes cast at the Meeting by holders of each class of shares of the Corporation voting separately as a class, must be voted in favour of the resolution, and in addition by a majority of the votes of each class voting separately as a class, excluding shares of the Corporation owned or controlled directly or indirectly by Fred A. Litwin, Mark I. Litwin and Risa Litwin, and their respective associates and affiliates.

         Section 185 of the Ontario Business Corporations Act provides that a holder of shares who dissents from the resolution described in item 1 above is entitled to be paid the fair value of his/her shares. See the accompanying Information Circular under the heading "Rights of Dissention".

         DATED this __ day of February, 2003.

                               BY ORDER OF THE BOARD

                                 Stan Abramowitz
                                    Secretary
NOTES:
1. Only shareholders of record of the Corporation of record at the close of business on February o, 2003 (the "Record Date") will be entitled to vote at the Meeting except to the extent that a person has transferred any of his shares of the Corporation after the Record Date and the transferee of such shares establishes proper ownership and requests not later than ten days before the Meeting that his name be included in the list of shareholders of Meeting, in which case the transferee is entitled to vote his shares at the Meeting.

2. Shareholders who are unable to be present personally at the Meeting are requested to sign and return, in the envelope provided for that purpose, the accompanying form of proxy for use at the Meeting.

                                MIRTRONICS INC.
                                 106 Avenue Road
                                Toronto, Ontario
                                     M5R 2H3

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                            CLASS B PREFERENCE SHARES

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Mirtronics Inc. (the "Corporation") will be held at The Board of Trade of Metropolitan Toronto, Airport Centre, 830 Dixon Road, Etobicoke, Ontario on Thursday, the 27th day of March, 2003, at the hour of 10:00 o'clock in the forenoon (Toronto time) for the purpose of:

1. Considering and, if deemed advisable, passing, with or without variation, a special resolution (the "Amalgamation Resolution") approving the amalgamation agreement between the Corporation and Genterra Investment
     Corporation. made as of the 20th day of January, 2003 and authorizing the amalgamation of such corporations pursuant to the Ontario Business Corporations Act.

2. Transacting such further and other business as may properly come before the meeting or any adjournment thereof.

     The full text of the Amalgamation Resolution referred to in item 1 is attached to this Notice as Exhibit "1". Also accompanying this Notice of Meeting is an Information Circular and Amalgamation Brochure. The Amalgamation Brochure should be read in conjunction with the Information Circular.

     In order to pass the Amalgamation Resolution, at least two-thirds of the votes cast at the Meeting by holders of each class of shares of the Corporation voting separately as a class, must be voted in favour of the resolution, and in addition by a majority of the votes of each class voting separately as a class, excluding shares of the Corporation owned or controlled directly or indirectly by Fred A. Litwin, Mark I. Litwin and Risa Litwin, and their respective associates and affiliates.

     Section 185 of the Ontario Business Corporations Act provides that a holder of shares who dissents from the resolution described in item 1 above is entitled to be paid the fair value of his/her shares. See the accompanying Information Circular under the heading "Rights of Dissention".

         DATED this ____ day of February, 2003.

                              BY ORDER OF THE BOARD


                                 Stan Abramowitz
                                    Secretary
NOTES:
1. Only shareholders of record of the Corporation of record at the close of business on February ___, 2003 (the "Record Date") will be entitled to vote at the Meeting except to the extent that a person has transferred any of his shares of the Corporation after the Record Date and the transferee of such shares establishes proper ownership and requests not later than ten days before the Meeting that his name be included in the list of shareholders of Meeting, in which case the transferee is entitled to vote his shares at the Meeting.

2. Shareholders who are unable to be present personally at the Meeting are requested to sign and return, in the envelope provided for that purpose, the accompanying form of proxy for use at the Meeting.

                                  GENTERRA INC.

                                   PROSPECTUS
                                    FOR UP TO

                            16,084,476 Class A Shares
                  1,709,115 Class C Preferred Shares, Series 1

     Genterra Investment Corporation and Mirtronics Inc., each incorporated under the laws of the Province of Ontario (the "Amalgamating Corporations") have entered into an agreement made as of the 20th day of January, 2003 the
"Amalgamation Agreement"), which provides for their amalgamation. The Amalgamation Agreement contemplates the combination of the Amalgamating Corporations and their subsequent continuation as one corporation under the name "Genterra Inc." or such other name as may be approved. For the purpose of this brochure, the term "Amalco" refers to the corporation resulting from the amalgamation of the Amalgamating Corporations.

     This Prospectus is part of a registration statement filed with the Securities and Exchange Commission and relates to those Class A Shares and Class C Preferred Shares of Genterra Inc. to be exchanged for Class A Shares and Class C Preferred Shares registered under the Securities Act of 1933 and held by US holders.

     The information in this prospectus is not complete and may be changed. We may not exchange these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



FOR A DISCUSSION OF CERTAIN RISK FACTORS REGARDING GENTERRA INC., SEE "RISK FACTORS" BEGINNING ON PAGE [XX].

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS DOCUMENT OR DETERMINED IF THIS DOCUMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This prospectus is dated February [o], 2003 and is being first mailed on or about [o], 2003.

REFERENCES TO ADDITIONAL INFORMATION

     This document gives you detailed information about the amalgamation of Mirtronics and Genterra. Mirtronics has provided the information concerning Mirtronics and its subsidiaries and Genterra has provided the information concerning Genterra. Please see "Where You Can Find More Information" on page [o] for additional information about Mirtronics and Genterra on file with the United States Securities and Exchange Commission and the Canadian securities commissions, respectively.

     This prospectus is comprised, in part, of the Joint Amalgamation Brochure of Genterra Investment Corporation and Mirtronics Inc. and related exhibits. These documents provide additional business and financial information about Genterra Inc. and should be reviewed together with this prospectus.

     This document discusses important business and financial information about Mirtronics and Genterra that is not included in or delivered with this document. This information is available to you without charge upon your written or oral request from Mirtronics, c/o Stan Abramowitz, 106 Avenue Road, Toronto, Ontario, Canada M5R 2H3.

                                TABLE OF CONTENTS


 SUMMARY.......................................................................
 Proposed
 Amalgamation..................................................................
 Genterra......................................................................
 Mirtronics....................................................................
 Fairness
 Opinion.......................................................................
 Share Exchange Ratios.........................................................
       Genterra................................................................
       Mirtronics..............................................................
 Dissension Rights.............................................................
 Recommendation................................................................
Tax Aspects....................................................................

FORWARD LOOKING STATEMENTS ....................................................

SUMMARY OPERATING DATA
        Genterra ..............................................................
        Mirtronics ............................................................
        Exchange Rates ........................................................

RISK FACTORS...................................................................

JOINT AMALGAMATION BROCHURE....................................................

INTRODUCTION...................................................................

PROPOSED AMALGAMATION..........................................................

PURPOSE OF AMALGAMATION........................................................

AMALCO SHARE CAPITAL...........................................................

BASIS OF SHARE EXCHANGE RATIOS.................................................
         Introduction..........................................................
         CVS Valuation Conclusions.............................................
         Prior Valuations......................................................
         Board Approval........................................................
         Interest of Management and Others In Material Transactions............
         Conditions to The Completion of the Amalgamation......................
         Effect of the Amalgamation and Amalgamation Agreement.................
         Shareholder Approvals.................................................
         Exchange of Share Certificates........................................
         Canadian Federal Income Tax Consequences..............................

GENTERRA INVESTMENT CORPORATION................................................
         Corporate Information.................................................
         Business of Genterra..................................................
         Management............................................................
         Committees............................................................
         Executive Compensation................................................
         Stock Options.........................................................
         Employment Contracts..................................................
         Compensation of Directors.............................................
         Indebtedness of Directors and Officers................................
         Management Contracts..................................................
         Description of Share Capital..........................................
         Prior Share Issuances.................................................
         Securities Subject to Issuance........................................
         Principal Holders of Shares...........................................
         Trading Summary of the Shares of Genterra.............................
         Dividends.............................................................
         Legal Proceedings.....................................................
         Auditors, Transfer Agent and Registrar................................
         Interest of Management and Others in Certain Transactions.............

MIRTRONICS INC.................................................................
         Corporate Information.................................................
         Business of Genterra..................................................
         Management............................................................
         Committees............................................................
         Executive Compensation................................................
         Stock Options.........................................................
         Employment Contracts..................................................
         Compensation of Directors.............................................
         Indebtedness of Directors and Officers................................
         Management Contracts..................................................
         Description of Share Capital..........................................
         Prior Share Issuances.................................................
         Securities Subject to Issuance........................................
         Principal Holders of Voting Shares....................................
         Trading Summary of the Shares of Genterra.............................
         Dividends.............................................................
         Legal Proceedings.....................................................
         Auditors, Transfer Agent and Registrar................................


         AMALCO................................................................
         Officers and Directors of
         Amalco................................................................
         Capitalization of
         Amalco................................................................
         Description of Share Capital of
         Amalco................................................................
         Principal Shareholders of
         Amalco................................................................
         Management
         Contracts.............................................................
         Stock Option
         Plan..................................................................
         Auditors..............................................................
         Transfer Agent and
         Registrar.............................................................
         Canadian Federal Income Tax
         Information...........................................................

FINANCIAL STATEMENTS OF GENTERRA...............................................

FINANCIAL STATEMENTS OF MIRTRONICS.............................................

COMPILATION REPORT AND PRO-FORMA BALANCE
 SHEET OF AMALCO...............................................................

                                     SUMMARY


     The following information is intended to provide a summary only of the principal features of the amalgamation described in this prospectus. Reference is made to the detailed information and the financial statements appearing elsewhere herein.

Proposed Amalgamation

     It is proposed that Genterra Investment Corporation ("Genterra") and Mirtronics Inc. ("Mirtronics") amalgamate into and continue their operations as an Ontario corporation to be named Genterra Inc, or such other name as may be approved ("Amalco"). Meetings of the shareholders of each of Genterra and Mirtronics have been convened for March 27, 2003 for the purposes of approving the amalgamation.

Genterra

     Genterra, formed under the laws of the Province of Ontario is a "reporting issuer" as defined by the Securities Act (Ontario), the Securities Act (Alberta) and the Securities Act ("British Columbia"). The Class A Shares of Genterra are listed for trading on the TSX Venture Exchange ("TSXV"). Genterra is an investment management and holding company whose assets include four substantial rental real estate properties, and loans and mortgages receivable.

Mirtronics

     Mirtronics, incorporated under the laws of Ontario, is a "reporting issuer" as defined by the Securities Act (Ontario) and the Securities Act (Manitoba). The common shares and Class B Preferred Shares of Mirtronics were listed for trading on the Toronto Stock Exchange ("TSX") until November 22, 2002, when trading was suspended for failure by Mirtronics to meet TSX minimum listing requirements. Mirtronics is an investment company, whose principal holding is an equity interest in Synergx Systems, Inc. a Delaware corporation registered under the Securities Exchange Act of 1934, as amended ("Synergx"), a producer of control systems for fire, life safety, commercial security and other purposes in the metropolitan areas of New York City and Dallas, Texas.

Fairness Opinion

     In order to satisfy the requirements of applicable policies of the regulatory bodies having jurisdiction respecting non-arm's length transactions, the boards of directors of each of Genterra and Mirtronics appointed a committee of independent directors (the "Independent Committees") to assess the amalgamation, including the proposed share exchange ratios. In addition, in accordance with such policies, Corporate Valuation Services Limited ("CVS") was retained to provide an opinion to the Independent Committees that the terms of the proposed amalgamation of Genterra and Mirtronics to form one continuing corporation ("Amalco") described herein are fair to each of such corporations and their respective shareholders from a financial point of view. A copy of the full CVS report, dated January 17, 2003 may be inspected by shareholders during regular business hours at 106 Avenue Road, Toronto, Ontario, and will be available at the meetings of the shareholders of each of Genterra and Mirtronics, to be held on March 27, 2003. Copies of the CVS report will also be filed with the requisite regulatory bodies, including the Ontario Securities Commission, the TSX and the TSXV. A copy of the CVS report will be sent without charge to any shareholder, upon request.

Share Exchange Ratios

     The Independent Committees and the boards of directors of the amalgamating corporations have determined that the issued and outstanding shares of each of the amalgamating corporations shall be converted into shares of Amalco, based primarily on respective "Adjusted Shareholders Equity" (defined as the total value of all financial, physical and intangible assets at fair market values, on a going concern basis, less liabilities and related income taxes), and without reference to prices at which the shares of the amalgamating corporations trade, since the shares trade infrequently, as follows:

         Genterra


The holders of the 4,865,187 issued Class A Shares shall be entitled to exchange their respective shares into an aggregate of 4,865,187 Class A shares of Amalco, on a one for one basis.

The holders of the 484,012 issued Class B Shares shall be entitled to exchange their respective shares into an aggregate of 484,012 Class B shares of Amalco, on a one for one basis.

The holders of the 2,475,009 issued Class D Preferred Shares, Series 1 shall be entitled to exchange their respective shares into an aggregate of 2,475,009 Class D Preferred Shares, Series 1 of Amalco, on a one for one basis.

The holders of the 810,059 issued Class D Preferred Shares, Series 2 shall be entitled to exchange their respective shares into an aggregate of 810,059 Class D Preferred Shares, Series 2 of Amalco, on a one for one basis.

The holders of the 115,258 issued Class E Preferred Shares shall be entitled to exchange their respective shares into an aggregate of 115,258 Class E Preferred Shares of Amalco, on a one for one basis.

The holders of the 500,000 Class F Preferred Shares, Series 1 shall be entitled to exchange their respective shares into an aggregate of 610,000 Class F Preferred Shares, Series 1 of Amalco, on the basis of 1.22 Class F
     Preferred Shares, Series 1 of Amalco for each Class F Preferred Share, Series 1.

The holders of the 1,935,292 Series 1 Preference Shares shall be entitled to exchange their respective shares into an aggregate of 1,935,292 Series 1 Preference Shares of Amalco, on a one for one basis.

The holders of the 500,000 issued Special Shares shall be entitled to exchange their respective shares into an aggregate of 500,000 Special Shares of Amalco, on a one for one basis.

Mirtronics

The holders of the 12,867,581 issued Common Shares shall be entitled to exchange their respective shares into an aggregate of 16,084,476 Class A Shares of Amalco, on the basis of 1.25 Class A Shares of Amalco for each one Common Share of Mirtronics.

The holders of the 1,709,115 issued Class B Preferred Shares shall be entitled to exchange their respective shares into an aggregate of 1,709,115 Class C Preferred Shares, Series 1 of Amalco, on the basis of one Class C Preferred Share, Series 1 of Amalco for each one Class B Preferred Shares of Mirtronics.


Dissension Rights

     Each of the Amalgamating Corporations are subject to the provisions of the Ontario Business Corporations Act (the "Act") which provides in Section 185 that any holder of shares has the right to dissent from the special resolution referred to under "Amalgamation" and, if such shareholder dissents in such manner as provided in the Act, such shareholder is entitled to be paid the fair value of his shares determined as of the close of business on the day before such resolution is adopted. Any shareholder who wishes to dissent must provide the Amalgamating Corporation with written objection to the special resolution in respect of which such shareholder dissents at or prior to the meeting of shareholders of the Corporation. The execution or exercise of a proxy does not constitute a written objection. A vote in favour of a special resolution will deprive a shareholder of further rights pursuant to Section 185 of the Act in respect thereof. On receipt from the Amalgamating Corporation of notice that the resolution has been adopted or passed, such dissenting shareholder must within twenty (20) days after receipt of such notice (or if such notice is not received, within twenty (20) days of learning that the special resolution has been adopted) send to the Corporation a written notice containing his name and address, the number and class of shares in respect of which he dissents and a demand for payment of the fair value of such shares. Within thirty (30) days thereafter the dissenting shareholder must send the certificates representing the shares in respect of which he dissents to the Amalgamating Corporation or its transfer agent. For full details as to the manner in which the right of dissention is to be implemented, Section 185 of the Act should be consulted and it is recommended that the shareholders who wish to pursue rights of dissent consult their own legal advisor with respect to the relevant statutory provisions and the procedures to be followed.

     The special resolution referred to above provides that, notwithstanding the approval thereof by the shareholders of the Amalgamating Corporations, the special resolution may be revoked without further approval of the shareholders.

Tax Aspects

     Details of the ramifications of the amalgamation under the Income Tax Act (Canada) are set forth under the caption "Canadian Federal Income Tax Information" on page --. Generally speaking, Canadian shareholders of each of the Amalgamating Corporations will enjoy a tax-free rollover.

FORWARD LOOKING STATEMENTS

                          FORWARD-LOOKING STATEMENTS

Genterra Inc. has made forward-looking statements in this prospectus that are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of Genterra Inc. and its subsidiaries, as well as statements preceded by, followed by, or that include the words "believes," "expects," "anticipates," "estimates," "projects," "intends," or similar expressions. You should understand that important factors, in addition to those discussed elsewhere in this document, could affect the future business and financial results of Genterra and could cause those results to differ materially from those expressed in any forward-looking statements. These factors include:

- cyclical nature of the real estate rental market;

- the risk of having a concentration of tenants which are related;

- the highly competitive nature of the fire and life-safety business in the New York metropolitan area;

- industry developments;

- our ability to refinance properties at rates and terms favorable to the Company; and

- our ability to renegotiate leases with present tenants or replace tenants on favorable terms;

     Anticipated future results may not be achieved. We caution readers not to place undue reliance on these forward-looking statements, which speak only as of their dates. We have described some important factors that could cause our actual results to differ materially from our expectations in this prospectus, including in the section titled "Risk Factors." Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

                        GENTERRA INVESTMENT CORPORATION

                           SUMMARY OF OPERATING DATA
                        (Expressed in Canadian Currency)
                       (Prepared Under Canadian G.A.A.P.)

                                                                      YEAR ENDED DECEMBER 31
                                              2001           2000           1999          1998           1997          1996
                                             ------         ------         ------        ------         -------       ------
Revenue                                   $  3425470     $  3534260     $  3381894    $  3143854    $  2941239    $  2729832

Expenses                                     3789219        3144006        3380293       3037416       3022978       3119452
                                          ------------  -------------  -------------  ------------  ------------  ------------

 Earnings (loss) before the following        (363749)         390254           1601        106438        (81739)      (389620)

 Income taxes                                (166303)         371894         189082         27938         46323         31384
                                          -----------   ------------    -----------   -----------   ------------   -----------

 Earnings (loss) before the undernoted       (197446)          18360        (187481)        78500       (128062)      (421004)

 Forgiveness of debt                               -          419450              -             -             -             -
 Write-down of development property                -          (90000)             -             -             -             -
 Non-controlling interest                          -               -              -             -         (5013)       (12548)
 Equity in earnings of sigificantly
  influenced company                               -               -              -             -         10672         23753
 Dividends on retractable preferred
  shares                                           -               -         (52268)      (124660)      (115879)      (154340)
 Gain on redemption of retractable
  preferred shares                                 -               -          84856             -             -             -
                                          ----------   -------------     -----------    ----------    ----------     ----------

 Net (loss)earnings  for the year            (197446)   $     347810  $     (154893)   $   (46160)   $  (238282)   $  (564139)
                                          ===========  =============  ==============   ===========   ===========   ===========

 (Loss) earnings per share                    ($0.09)          $0.12         ($0.07)       ($0.02)       ($0.01)       ($0.03)




                         SUMMARY OF BALANCE SHEET DATA
                        (Expressed in Canadian Currency)

                                                                AS AT DECEMBER 31
                             2001              2000             1999           1998                 1997            1996
                            -------           -------          -------        --------            --------        -------
TOTAL ASSETS            $  15,493,812    $  15,849,119    $  16,593,787    $  17,843,874      $   18,145,526    $ 17,812,313


WORKING CAPITAL         $     578,725    $   1,400,281    $     349,214    $  -1,058,732      $    1,918,614    $    540,801


LONG-TERM DEBT          $   4,798,559    $   6,032,353    $   6,362,104    $   2,007,359      $    6,923,150    $  7,705,094


SHAREHOLDERS' EQUITY    $   6,874,895    $   7,072,341    $   6,724,531    $   6,818,696      $    6,864,856    $  4,059,036

                                MIRTRONICS INC.

                            SUMMARY OF OPERATING DATA
                        (All figures in Canadian dollars)
                       (Prepared Under Canadian G.A.A.P.)
                            Year Ending September 30,
                                  (As restated)

                                          2002           2001            2000            1999            1998
                                      -----------    ------------    ------------    ------------    -----------
Sales ............................   $ 26,616,978    $ 30,616,884    $ 28,111,834    $ 25,346,613    $ 20,804,089

Cost of sales ....................     18,555,088      20,810,855      18,886,653      17,215,552      13,145,355
                                     ------------    ------------    ------------    ------------    ------------
Gross profit .....................      8,061,890       9,806,029       9,225,181       8,131,061       7,658,734


Expenses .........................      8,866,314       8,220,403       7,864,237       7,506,760       6,527,995
                                     ------------    ------------    ------------    ------------    ------------


(Loss) earnings  from
 Operations ......................       (804,424)      1,585,626       1,360,944         624,301       1,130,739

Equity in earnings
  of equity investee .............           --              --              --           104,351         158,403

Loss on issue of
 shares by subsidiary ............        (90,477)           --          (116,459)           --             --

(Loss) gain on sale of shares
 of subsidiary and equity investee       (354,983)           --              --          (185,970)      1,189,942

Income taxes .....................         87,840        (539,406)       (651,069)       (271,288)       (395,888)

Non-controlling Interest .........        236,031        (578,628)       (452,651)       (211,484)       (372,592)
                                     -------------   -------------   -------------   -------------   -------------

Net (loss) earnings for
 the year ........................   $   (926,013)   $    467,592    $    140,765    $     59,910    $    639,604
                                     =============   ============    ============    ============    =============


(Loss) earnings per share
 for the year ....................   $      (0.07)   $       0.04    $       0.01    $       0.00    $       0.05
                                     -------------  -------------    ------------    ------------    ------------


Weighted average number
of equity shares outstanding
 during the year .................     13,100,914      13,117,581      13,325,915      13,372,581      12,570,258

                           Balance Sheet Data: As at
                                  September 30,


                                              2002             2001               2000                 1999              1998
                                            --------        -----------        -------              ---------        ----------
Working
 capital                                   $9,389,706       $10,123,772        $9,327,324           $9,340,974        $8,257,973

Total assets                               16,213,684       18,416,027         16,541,905           15,152,853        15,557,255

Long-term
 debt                                      1,497,233        2,312,198          2,522,081            3,291,724          3,043,629

Shareholders'
 equity                                    4,254,636        5,235,4405         $4,767,848           $4,691,253        $5,657,914

Cash dividends per
 Common Share                              nil              nil                nil                  nil                  nil

The effect on net earnings (loss), earnings (loss) per share and total assets of the differences between accounting principles generally accepted in Canada and those accepted in the United States as described in Note 16 to the Audited Consolidated Financial Statements are summarized as follows:

                                              2002             2001               2000                 1999             1998
                                            --------         -------           ---------            --------          --------
Net (loss) earnings                        $(929,670)       $508,500           $174,794             $ 21,013          $722,089

Earnings (loss)
 per share for the year                       $(0.07)          $0.04              $0.01                $0.00             $0.06
                                           ==========       ==========         ==========           ==========      ===========

Total Assets                               $4,537,702       $5,497,118         $5,191,081           $5,068,526      $5,129,517
                                           ==========       ==========         ==========           ==========      ===========

         The following table sets forth the high and low exchange rates for each month during the previous six months.


                             C$ HIGH                          C$ LOW
                      C$/US$           US$/C$         C$/US$            US$/C$
-------------------------------------------------------------------------------
February 2003        1.5545            .6720         1.5315             .6530
January 2003         1.5607            .6570         1.5750             .6349
December 2002        1.5528            .6461         1.5800             .6329
November 2002        1.5528            .6440         1.5903             .6288
October 2002         1.5607            .6441         1.5943             .6272
September 2002       1.5545            .6433         1.5761             .6345

RISK FACTORS

1. Nature of the Leasing Business. The need to renew leases or re-lease space upon lease expirations and to pay renovation and re-leasing costs in connection therewith, the effect of economic and other conditions on property cash flows and values, the ability of tenants to make lease payments, the ability of a property to generate revenue sufficient to meet operating expenses (including future debt service), and the illiquidity of real estate investments which could have an adverse effect on the Company's financial condition, results of operations and cash flow;

2. Losses. The possibility that uninsured losses or losses in excess of insured limits relating to certain occurrences, including fire, and rental loss which could have an adverse effect on the Company's financial condition, results of operations and cash flow;

3. Environmental Risks. The potential liability of the Company for environmental matters and the costs of compliance with certain government regulations which could have an adverse effect on the Company's financial condition, results of operations and cash flow.

4. Nature of Real Estate Investments. Real property investments are subject to varying degrees of risk. Real estate values are affected by a number of factors, including:

     - changes in general economic conditions;

     - local conditions, such as an oversupply of space or a reduction in demand for real estate in an area;

     - competition from other available space;
     - the ability of the owner to provide adequate maintenance and insurance;
     - the ability of the owner to control variable operating costs;
     - government regulations;
     - interest rate levels;
     - the availability of financing; and
     - potential liability under, and changes in, environmental, zoning, and other laws.

5. Nature of Fire Communication Business. Synergx's business is dependent in part on its ability to design, produce and/or market equipment and systems which are responsive to market demand and government regulation. There can be no assurance that Synergx will identify such market requirements for its systems or will be able to respond quickly enough to retain or improve its market position. Because Synergx obtains components and accessory equipment from other sources of supply, to some extent it will be dependent on these parties to design and manufacture items which can be operated as part of Synergx's systems. Synergx does not have and does not expect to obtain patents for its systems because Management believes that patents would not provide cost-effective protection due to the dynamic evolving nature of Synergx's technology. Instead, Synergx relies on trade secret protection and confidentiality agreements. Synergx has obtained United States trademark registration, but there can be no assurance that competitors will not develop competitive technology substantially similar to or better than Synergx's systems, or that competitors may not be able to use a trade name similar to Synergx's, which could result in a loss of sales. Synergx's current business depends on the construction industry in Metropolitan New York and Dallas, Texas, which may be subject to significant downturns from time to time, and a reduced demand for Synergx's products and services.

6. Dependence on Key Employees. The business of Synergx is dependent on a nucleus of expertise provided by a group of key persons in both technical and management positions. The loss of any of these individuals or the inability of Synergx to recruit persons employed by companies which may be acquired in the future could have a material adverse effect on the conduct of Synergx's business and accordingly, Mirtronics business.

7. Product Liability. Synergx is engaged, to a significant degree, in the business of designing, manufacturing, installing, marketing and/or servicing systems to detect and report fires, unauthorized entries and hazardous conditions for the purpose of helping to safeguard lives and property. Should a fire or other calamity occur at a location served by Synergx's system, claims alleging that Synergx's systems or services contributed to death, personal injury or property damage could be made. Even if such claims are unwarranted, the cost of defending such litigation could adversely affect Synergx's financial condition, especially if they exceed Synergx's insurance limits.

8. Competition. Synergx's industry is highly competitive and competes with numerous national, regional and local firms. Certain of these competitors have greater financial and business resources than Synergx and are better able to respond to the market and regulatory demands and trends described above. Synergx has certain proprietary products and systems. Synergx believes that it can effectively compete with these entities but, there can be no assurance that Synergx will be able to do so.

                           JOINT AMALGAMATION BROCHURE


                         GENTERRA INVESTMENT CORPORATION

                                     - and -

                                 MIRTRONICS INC.


INTRODUCTION

     This Amalgamation Brochure is furnished to the shareholders of each of Genterra Investment Corporation ("Genterra") and Mirtronics Inc. ("Mirtronics"), in connection with the proposed amalgamation of Genterra and Mirtronics, and is a part of, and to be read in conjunction with, the management information circulars forwarded to the shareholders of each corporation in connection with the meetings of such shareholders. This brochure contains information pertaining to each of Genterra and Mirtronics (collectively, the "Amalgamating Corporations") and is furnished in connection with the solicitation by management of each of the Amalgamating Corporations of proxies to be voted at the meetings of their shareholders, and is to be read with and forms an integral part of the other information forwarded to such shareholders in such connection.

         Each of the Amalgamating Corporations has supplied and takes sole responsibility for the accuracy and completeness of the information relating to itself set out herein.

PROPOSED AMALGAMATION

     The Amalgamating Corporations have entered into an agreement made as of the 20th day of January, 2003 the "Amalgamation Agreement"), which provides for their amalgamation. The Amalgamation Agreement a copy of which is annexed hereto as Schedule "A" contemplates the combination of the Amalgamating Corporations and their subsequent continuation as one corporation under the name "Genterra Inc." or such other name as may be approved. For the purpose of this brochure, the term "Amalco" refers to the corporation resulting from the amalgamation of the Amalgamating Corporations.

PURPOSE OF AMALGAMATION

     The purpose of the amalgamation is as follows:

     It is believed that the combination of the resources of the Amalgamating Corporations into a larger corporation will result in an organization substantially stronger, with greater financial resources, significantly better business prospects and a greater ability to finance its activities than any of the Amalgamating Corporations currently has separately. The boards of directors of the Amalgamating Corporations recommend the amalgamation to their respective shareholders for the following general reasons:

     each of the Amalgamating Corporations are or have been engaged in investment and management endeavours;

     management and a number of directors are common to each of the Amalgamating Corporations;

     control of the Amalgamating Corporations ultimately rests indirectly with Fred A. Litwin, and his son and daughter, hence the Amalgamation will simplify the corporate structures by consolidating shareholdings into Amalco;

     the Amalgamation will enable the shareholders of each of the Amalgamating Corporations to be a part of a larger corporation with more varied assets, a larger equity and income base, and greater opportunities, and will facilitate the financing of future growth and expansion;

     the   Amalgamation   is  expected  to  create  a  larger  public  float  of
shareholders which should result in increased market liquidity for shareholders of the Amalgamating Corporations;

     Amalco will benefit from the increased efficiency and reduced costs resulting from single administrative, overhead and accounting facilities, and ongoing public company costs, such as transfer agent, auditing and exchange listing and sustaining fees.

     It is for these reasons that the boards of directors of each of the Amalgamating Corporations believe it is in the long term interests of their respective shareholders that the proposed Amalgamation referred to in this brochure be implemented.

AMALCO SHARE CAPITAL

     The authorized capital of Amalco will be divided into an unlimited number of Class A subordinate voting participating shares without par value, designated as "Class A Shares"; an unlimited number of Class B multiple voting participating shares without par value, designated as "Class B Shares"; an unlimited number of first preferred shares without par value, issuable in series, designated as "Class C Preferred Shares"; an unlimited number of second preferred shares without par value, issuable in series, designated as "Class D Preferred Shares"; an unlimited number of third preferred shares without par value, designated as "Class E Preferred Shares"; an unlimited number of fourth preferred shares without par value, issuable in series, designated as "Class F Preferred Shares"; an unlimited number of fifth preferred shares without par value, designated as "Series 1 Preference Shares"; and an unlimited number of special shares without par value, designated as "Special Shares".


BASIS OF SHARE EXCHANGE RATIOS

Introduction

     The determination of the appropriate share exchange ratios among amalgamating corporations and their respective shareholders is generally the subject matter of careful consideration by the directors of each of the amalgamating corporations acting in consultation with the financial and technical advisors.

     Mark I. Litwin and Stan Abramowitz are officers and directors of each of the Amalgamating Corporations; and Irwin Singer, Morton Litwin and Alan Kornblum are directors of each corporation. Fred A. Litwin indirectly, is the controlling shareholder of Genterra, and his son and daughter indirectly through Sutton Management Limited are the controlling shareholders of Mirtronics. In view of these interests and in order to satisfy the requirements of certain policies of applicable regulatory bodies respecting non-arm's length transactions, the board of directors of each Amalgamating Corporation appointed a committee of independent directors (the "Independent Committees") to assess the Amalgamation, including the proposed share exchange ratios. In addition, in accordance with such policies, Corporate Valuation Services Limited ("CVS") was retained to provide an independent opinion as to the fairness of the terms of the Amalgamation to assist the Independent Committees and the boards of directors and shareholders of each of the Amalgamating Corporations in assessing the Amalgamation. Copies of the full CVS report, dated January 17, 2003 may be inspected by shareholders during regular business hours at 106 Avenue Road, Toronto, Ontario and will be available at the meetings of the shareholders of each of the Amalgamating Corporations. Copies of the CVS report will also be filed with the requisite regulatory bodies, including the Ontario Securities Commission, the Toronto Stock Exchange and the TSX Venture Exchange. CVS's consent to the disclosure of its Report, and a summary of its opinion is annexed as Schedule "E" to this Amalgamation Brochure.

     The CVS report was prepared by its president, James P. Catty, MA, CA, CRA, CPA, CBV, CFE. He has been engaged in the valuation and assessment of companies, their assets and securities for more than 40 years. He holds Bachelor and Master of Arts degrees from Oxford University, and is a member of the following professional bodies: Canadian Institute of Chartered Accountants, American Institute of Certified Public Accountants, Illinois CPA Society; (US) Institute of Chartered Financial Analysts; Canadian Institute of Chartered Business Valuators, and the (US) Institute of Business Appraisers, Inc.

     Mr. Catty is independent of the Amalgamating Corporations and has received no instructions and was subject to no limitations imposed by the directors of the Amalgamating Corporations in connection with his opinion. He was selected to provide the opinion on the basis of his expertise in such matters. The Amalgamating Corporations agreed to pay CVS a shared fee not to exceed $11,000.00 plus disbursements for providing the report referred to above.

     CVS in its report, concluded that the terms of the proposed amalgamation are fair from a financial point of view.

CVS Valuation Conclusions

     In arriving at its opinion with respect to the fairness of the terms of the proposed amalgamation of the Amalgamating Corporations, CVS firstly determined the fair market value of each of the classes of the issued shares of each of the Amalgamating Corporations. "Fair Market Value" was defined as the highest price, expressed in terms of money or money's worth, obtainable in an open and unrestricted market, between informed and prudent parties, acting at arm's length, neither being under any compulsion to deal. In its report, CVS considered not only the adjusted shareholders equity of each of the classes of shares of the Amalgamating Corporations, but also the trading activity of those shares for which there is a public market. No consideration was given to benefits, such as possible synergies or economies of scale that might be obtainable by an arm's length purchaser.

     CVS ultimately based its opinion on the adjusted shareholders equity of the shares of each of the Amalgamating Corporations. "Adjusted shareholders equity" was defined as the total value of all financial, physical and intangible assets at fair market value, on a going concern basis, less liabilities and related income taxes. It did not rely on the trading prices of the classes of shares of the Amalgamating Corporations listed on the TSXV and TSX because recent trading volume in shares was insignificant or not reflective of underlying values (See:
"Trading Summary" under the corporate information of each of the Amalgamating Corporations, in this Brochure). CVS concluded that the adjusted book value of the Amalgamating Corporations was as follows:

(a) Mirtronics - $3,437,711 allocated as follows:

-------------------------------------------------------------------------------
          Number of Class of Shares                Value Allocated to Class
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
         ----------------------------------------------------------------
         13,187,581 Common(1)                                 $3,679,234
         ----------------------------------------------------------------
         1,709,115 Class B Preferred                             142,426
         ----------------------------------------------------------------

     (1) Assumes the exercise of options to purchase 270,000 common shares at $0.125 each, for proceeds of $33,750.

(b) Genterra - $8,273,315 allocated as follows:

-------------------------------------------------------------------------------
          Number of Class of Shares                Value Allocated to Class

-------------------------------------------------------------------------------
         ----------------------------------------------------------------
         2,971,889 Class A(1)                                 $5,207,235
         ----------------------------------------------------------------
         484,012 Class B                                         848,063
         2,475,009 Class D, Series 1                             247,400
         810,059 Class D, Series 2                               217,501
         115,258 Class E                                         471,764
         500,000 Class F                                         602,493
         2,491,138 Series 1(1)                                   677,359
         500,000 Special                                           1,500
         ----------------------------------------------------------------

Note:

(1) As at September 30, 2002. Subsequently 483,846 Series 1 Preference Shares were converted into an aggregate of 1,451,538 Class A Shares; and 441,750 Class A Shares were issued on the exercise of 142,500 share purchase warrants.

PRIOR VALUATIONS

     By Articles of Amalgamation effective April 30, 1999, Genterra Capital Incorporated and Unavest Capital Corp. amalgamated to form Genterra Investment Corporation. The board of directors of each of the corporations comprising such amalgamating corporations retained Kraft Yabrov Valuations Inc. ("KYV") to provide an opinion that the terms of such amalgamation was fair to each such amalgamating corporations and their shareholders, from a financial point of view. KYV furnished its report dated October 31, 1998, and concluded that the terms of such proposed amalgamation was fair, from a financial point of view. A summary of the KYV report was furnished to each shareholder of such amalgamation corporations, and a copy of the full KYV report was made available for inspection to each of the shareholders and was tabled at the meetings of the shareholders of each of such amalgamating corporations, held on February 5, 1999.

     A copy of the KYV report is available for inspection by interested shareholders at 106 Avenue Road, Toronto, Ontario, M5R 2H3 during regular business hours up to the date of the meetings, and will be available for inspection by shareholders at the meetings.

Board Approval

     The Independent Committees of each of the Amalgamating Corporations determined that the terms of the Amalgamation as described in this Amalgamation Brochure are fair and in the best interests of each of the respective corporations and their shareholders, and recommended approval thereof by the board of directors of each of the Amalgamating Corporations respectively. There was no disagreement by or contrary view of any member of any Independent Committee or any director of any of the Amalgamating Corporations.

     Based upon these factors, the Independent Committees and the board of directors of the Amalgamating Corporations have determined that the issued and outstanding shares of the Amalgamating Corporations shall be converted into
shares        of       Amalco        on       the        following        basis:

     Name of            No. and Class of          No. and Class of          No. and Class of             %
   Amalgamating            Outstanding          Shares of Amalco for       Shares of Amalco              of
   Corporation               Shares              each one Share held        to be issued               Class
--------------------------------------------------------------------------------------------------------------------
Genterra          4,865,187 Class A(1)         1 Class A              4,865,187 Class A(1)              22.85%
--------------------------------------------------------------------------------------------------------------------
                  484,012 Class B              1 Class B              484,012 Class B                    100%
                  2,475,009 Class D, Series 1  1 Class D, Series 1    2,475,009 Class D Series 1         100%
--------------------------------------------------------------------------------------------------------------------
                  810,059 Class D, Series 2    1 Class D, Series 2    810,059 Class D, Series 2          100%
                  115,258 Class E              1 Class E              115,258 Class E                    100%
                  500,000 Class F              1.22 Class F           610,000 Class F                    100%
                  1,935,292 Series 1(1)        1 Series 1             1,935,292 Series 1(1)              100%
--------------------------------------------------------------------------------------------------------------------
                  500,000 Special Shares       1 Special Share        500,000 Special Shares             100%
--------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------
Mirtronics        12,867,581 Common            1.25 Class A           16,084,476 Class A                77.15%
--------------------------------------------------------------------------------------------------------------------
                  1,709,115 Class B Preferred  1 Class C Preferred    1,709,115 Class C                  100%

--------------------------------------------------------------------------------------------------------------------

Note:

(1) An aggregate of 712,500 Class A Shares and 498,750 Series 1 Preference Shares are reserved for issuance on the exercise of 712,500 issued warrants, each exercisable into one Class A Share and .70 Series 1 Preference Share at $0.28 until March 25, 2004.

     The board of directors of each of Genterra and Mirtronics recommended that the Amalgamation be approved on the basis set out herein.

Interest of Management and Others in Material Transactions

     Fred A. Litwin indirectly controls 34.8 % of the Class A Shares, and 66.1% of the Class B Shares of Genterra. Mr. Litwin also indirectly controls 8.2% of the Common Shares of Mirtronics. Upon completion of the proposed Amalgamation, Mr. Litwin will directly or indirectly control 14.4% of the Class A Shares, 66.1% of the Class B Shares, 0.6% of the Class D Series 1 Shares, 0.1% of the Class D Series 2 Shares, 0.3% of the Class E Shares, and 100% of the Class F Series 1 Shares of Amalco. (See "Amalco - Principal Shareholders of Amalco").

     Sutton Management Limited, a corporation owned by Mark I. Litwin and Risa Litwin, the children of Fred A. Litwin, owns 37.4% of the Common Shares of Mirtronics. Upon completion of the proposed amalgamation, Sutton Management Limited will own 29.4% of the Class A Shares, 1.3% of the Class B Shares, 1.3% of the Class D Series 1 Shares and 47.5% of the Class E Shares of Amalco (See:
"Amalco - Principal Shareholders of Amalco").

     Mark I. Litwin, the son of Fred A. Litwin, is the president and director of each of the Amalgamating Corporations; Stan Abramowitz is the secretary and a director of each of the Amalgamating Corporations; Irwin Singer, Morton Litwin and Alan Kornblum are directors of each of the Amalgamating Corporations.

Conditions to the Completion of the Amalgamation

     The Amalgamation Agreement provides that the completion of the Amalgamation is conditional upon, among other things, the obtaining of all necessary regulatory rulings, orders or approvals. The full particulars of the Amalgamation are contained in the Amalgamation Agreement dated as of January 20, 2003, made between the Amalgamating Corporations, a copy of which is appended as Schedule "A" to this Amalgamation Brochure. The Amalgamation Agreement sets forth certain representations, warranties, and covenants of each of the parties, contemplates the Amalgamation on terms summarized herein, and provides that the Amalgamation is subject to the usual conditions precedent to amalgamations typical to similar transactions. Effect of Amalgamation and Amalgamation Agreement

     As stated above, the Amalgamating Corporations propose to amalgamate under the provisions of the Ontario Business Corporations Act (the "Act"). The effect of amalgamation under the Act is to continue the Amalgamating Corporations as one corporation which will be possessed of all of the assets and be subject to all of the liabilities of each of the Amalgamating Corporations.

     Provided that requisite shareholder approvals are obtained (see: "The Amalgamation - Shareholder Approvals") and the conditions of the Amalgamation are satisfied, each shareholder of each of the Amalgamating Corporations will become a shareholder of Amalco according to the share exchange ratios set out under the "The Amalgamation - Share Exchange Ratios".

     The Amalgamation Agreement provides for all matters normally required under the Act when companies amalgamate thereunder. This includes establishing Amalco's by-laws, creating its authorized capital, naming the first directors and officers, appointing its auditors and fixing its registered office.

     In addition, the Amalgamation Agreement provides that the directors of each of the Amalgamating Corporations may, notwithstanding the approval of the Amalgamation Agreement by the shareholders of such corporation, terminate the agreement and not proceed with the Amalgamation at any time prior to the endorsement of a certificate of amalgamation under the Act without further approval of the shareholders of the Amalgamating Corporations. In the event that requisite shareholder approvals to the Amalgamation of both of the Amalgamating Corporations not be given, the Amalgamation will not proceed. The Amalgamation Agreement also provides that the Amalgamation Agreement may be amended by the directors of the Amalgamating Corporations in their sole discretion at any time prior to the endorsement of a certificate of amalgamation under the Act without further approval of the shareholders of the Amalgamating Corporations.

     The Amalgamation Agreement provides that the board of directors of Amalco will consist of a minimum of three (3) and a maximum of fifteen (15) directors. In addition, the Amalgamation Agreement authorizes the directors of Amalco to determine, from time to time, the number of directors of Amalco.

     The by-laws of Amalco will be those of Genterra. A copy of such by-laws may be inspected by interested parties at 106 Avenue Road, Toronto, Ontario, M5R 2H3, during ordinary business hours and will also be available at the meetings of the shareholders of each of the Amalgamating Corporations.

Shareholder Approvals

     The Amalgamation must be approved by 2/3 of the votes cast at meetings of the shareholders of each class of the issued shares of each of the Amalgamating Corporations voting separately as a class. In addition, in order to comply with the policies of applicable regulatory bodies respecting non-arm's length transactions, a majority of the votes (excluding the shares owned or controlled directly or indirectly by Fred A. Litwin, his son Mark I. Litwin and his daughter Risa Litwin, and their respective associates and affiliates) cast by shareholders voting separately as a class of each of the Amalgamating Corporations must be voted in favour of the special resolutions.

Exchange of Share Certificates

     Following the effective date of the Amalgamation, to the extent required certificates for shares of Amalco will be issuable to shareholders in accordance with the share exchange ratios set out under "The Amalgamation" - Share Exchange Ratios", against exchange of their certificates representing shares of the Amalgamating Corporations with Computershare Trust Company of Canada at its principal transfer agency in Toronto.

     As soon as practicable after the Effective Date of the Amalgamation, Computershare Trust Company of Canada will send to each shareholder of the Amalgamating Corporations at the close of the business day immediately prior to the Effective Date, a letter of transmittal pursuant to which each such shareholder may forward to Computershare Trust Company of Canada the certificate(s) representing his or her shares to be exchanged for a certificate for the number of shares of Amalco to which he or she is entitled in connection with the Amalgamation. Upon return of a properly completed letter of transmittal, together with certificates representing shares of the Amalgamating Corporations, certificates for the appropriate number and class of Amalco shares will be issued.

     Amalco will not issue fractional shares to shareholders of the Amalgamating Corporations as a result of the conversion of their shares to those of Amalco. In any case where a holder of shares would otherwise be entitled to receive a fraction of a share of Amalco, such fraction will be rounded to the next whole number.

Canadian Federal Income Tax Consequences

     The Income Tax Act (Canada) currently provides that upon the conversion of shares of each of the Amalgamating Corporations into shares of Amalco, Canadian resident shareholders of the Amalgamating Corporations shall receive a tax free "rollover", provided the shares being exchanged are capital assets in the hands of the shareholder. This means that any Canadian resident shareholder, for whom the shares of the Amalgamating Corporations are capital property, will be deemed to have disposed of his shares in the Amalgamating Corporations at his adjusted cost base of such shares and will be deemed to have acquired his shares in Amalco at the same cost, thus yielding no capital gain or loss consequences, at that time. A dissenting shareholder who receives a cash payment from Amalco equal to the fair value of his shares may be regarded as either having disposed of such shares for proceeds of disposition equal to the amount of such payment or as having received a dividend to the extend the amount of such payment exceeds the paid up capital of shares being disposed of. All shareholders, including non-resident shareholders, should consult their own tax advisors for specific advice on the tax consequences to them of the Amalgamation.

                         GENTERRA INVESTMENT CORPORATION


Corporate Information

     Genterra Investment Corporation ("Genterra") was formed under the laws of the Province of Ontario by Articles of Amalgamation dated April 30, 1999, amalgamating Genterra Capital Incorporated and Unavest Capital Corp. under the name Genterra Investment Corporation. Genterra Investment Corporation was formed by Articles of Amalgamation dated February 28, 1997, amalgamating Genterra Capital Corporation, First Corporate Capital Inc. and Mutec Equities Ltd. Genterra Capital Corporation was formed by Articles of Amalgamation dated September 1, 1995, amalgamating Genterra Capital Corporation, Wendellco Realty Inc. and Glendale Realty Holdings Inc. Genterra Capital Corporation (formerly called Equican Capital Corporation) was incorporated in Ontario by Articles of Incorporation dated December 4, 1987.

     The registered and principal offices of Genterra are located at 106 Avenue Road, Toronto, Ontario, M5R 2H3.

Business of Genterra

     Genterra is an investment management and holding company, whose assets include four substantial rental real estate properties, loans and mortgage receivables, and residual oil and gas interests which are not material. The following is a summary of the four rental real estate properties owned by
Genterra:

------------------------------------------------------------------------------------------------------------------
Location:              140 Wendel                450 Dobbie           200 Glendale               1095 Stellar
                         Avenue                    Drive              Avenue North                  Avenue
------------------------------------------------------------------------------------------------------------------
Municipality:      Toronto, Ontario           Cambridge, Ontario    Hamilton, Ontario        Newmarket, Ontario
------------------------------------------------------------------------------------------------------------------
Size (sq. ft.):     204,000                      222,300                 200,000                    22,365
Tenant:             Various                The Cambridge Towel     Glendale Yarns Inc.            Various
                                                  Corp.
------------------------------------------------------------------------------------------------------------------
Annual Rents:    $593,147 (Net/Net)(1)    $926,345 (Net/Net)        $413,400 (Net/Net)        $138,045 (Net/Net)
------------------------------------------------------------------------------------------------------------------
                                          $31,365 (Net/Net)
------------------------------------------------------------------------------------------------------------------
Expiry   Date  of    Various                December 1, 2003         January 31, 2011               Various
Lease:
------------------------------------------------------------------------------------------------------------------

(1)   Increases to $656,100 after January 1, 2003

     For the nine month period ended September 30, 2002,, rents from affiliated companies were $1,210,361 or 58% of total annualized rents of $2,070,895.

     Genterra's portfolio of mortgage receiveables is approximately $842,000, and yields annual interest of approximately 9.5%.

Management

Directors and Officers

     The following table sets out the current directors and officers of Genterra, the municipality in which each is currently a resident, all offices of Genterra held by each of them, their principal occupations during the past five years, the period of time for which each has been a director of Genterra, and the number of Genterra shares beneficially owned by each directly or indirectly or over which control or direction is exercised as at the date of this Amalgamation Brochure.

                                                       Directors and/or
       Name, Office and Principal Occupation             Officer Since           No. of Shares Owned
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Mark I. Litwin                                      April 30, 1999               142,677 Class A(1)
Toronto, Ontario                                                                  6,459 Class B(1)
President and Director
President of Mirtronics Inc.
-----------------------------------------------------------------------------------------------------------
Stan Abramowitz                                     April 30, 1999                       Nil
Thornhill, Ontario
Secretary and Director
Executive of Forum Financial Corporation
-----------------------------------------------------------------------------------------------------------
Irwin Singer                                        April 30, 1999                       Nil
Toronto, Ontario
Director
Barrister & Solicitor
-----------------------------------------------------------------------------------------------------------
Alan Kornblum                                       April 30, 1999                       Nil
Downsview, Ontario
Director
President of Distinctive Designs Furniture Inc.
------------------------------------------------------------------------------------------------------------
Morton Litwin                                       April 30, 1999                       Nil
Thornhill, Ontario
Director
Business Executive
-----------------------------------------------------------------------------------------------------------

(1) Through Sutton Management Limited, a corporation owned equally by Mark I. Litwin and Risa Litwin.

Committees

     The Audit Committee is composed of Messrs. Abramowitz, Singer and Kornblum. Genterra does not have an Executive Committee.

Executive Compensation

     The following information is provided for Mark I. Litwin, Genterra's Chief Executive Officer:

                                                                                                       Long-Term
                                                                    Annual Compensation              Compensation
----------------------------------------------------------------------------------------------------------------------
                                                                                   Other Annual   # of Common Shares
Name & Principal Position                      Year         Salary      Bonus      Compensation      Under Options
---------------------------------------------------------------------------------------------------------------------
Mark I. Litwin                            2002(1)            Nil         Nil          28,688              Nil
----------------------------------------------------------------------------------------------------------------------
President & Chief Executive Officer       2001               Nil         Nil          38,250              Nil
                                          2000               Nil         Nil          38,250              Nil
----------------------------------------------------------------------------------------------------------------------

(1) For the nine months ended September 30th, 2002.

Stock Options

     No stock options have been granted under Genterra's Stock Option Plan which was approved by shareholders on March 26, 1999. Shareholders of Genterra at the Special Meeting to be held on March 27, 2003 will be asked to ratify the Stock Option Plan of Amalco.

Employment Contracts

     There are no Employment Contracts and no compensation was paid by Genterra to its officers during the last fiscal year. (See "Management Contracts").

Compensation of Directors

     No compensation is paid by Genterra to directors of Genterra for attending meetings of the Board or a committee of the Board.

Indebtedness of Directors and Officers

     No director or officer and none of their respective associates or affiliates is or has been indebted to Genterra or its subsidiaries at any time since December 31, 2001.

Management Contracts

     During the nine month fiscal period ended September 30, 2002, administrative services were provided by Forum Financial Corporation ("Forum"), 106 Avenue Road, Toronto, Ontario for fees of $87,500.00.. The services provided include office facilities and clerical services, including bookkeeping and accounting and when requested, services would also include analysis of potential investments, business opportunities, and assistance in the decision-making process relating to investment interests on a fee-for-service basis. Forum is wholly-owned by Fred A. Litwin, the indirect controlling shareholder of Genterra. Stan Abramowitz is an officer of Forum and Genterra.

     During the nine month fiscal period ended September 30, 2002, Caprealco Inc. ("Caprealco") provided property management and financial consulting services for an aggregate fee of $82,500. Caprealco is controlled by Fred A. Litwin. Stan Abramowitz, a director and officer of Genterra, is an officer of Caprealco.

Description of Share Capital

     The authorized share capital of Genterra consists of an unlimited number of Class A Subordinate Voting Shares ("Class A Shares"), an unlimited number of Class B Multiple Voting Shares ("Class B Shares"), an unlimited number of Special Subordinate Voting Shares ("Special Shares"), an unlimited number of first preferred shares without par value issuable in series (the "Class C Preferred Shares"), an unlimited number of second preferred shares without par value issuable in series (the "Class D Preferred Shares"), an unlimited number of third preferred shares without par value issuable in series (the "Class E Preferred Shares"), an unlimited number of fourth preferred shares without par value issuable in series (the "Class F Preferred Shares"), and an unlimited number of fifth preferred shares without par value (the "Series 1 Preference Shares").

     The issued share capital of Genterra consists of 4,865,187 Class A Shares; 484,012 Class B Shares; 500,000 Special Shares; 2,475,009 Class D Series 1 Preferred Shares; 810,059 Class D Series 2 Preferred Shares; 115,258 Class E
Preferred Shares; 500,000 Class F Series 1 Preferred Shares; and 1,935,292 Series 1 Preference Shares.

     The Class A Shares and the Special Shares are each entitled to one vote per share, and the Class B Shares are entitled to eight votes per share, at all meetings of shareholders of Genterra.

Prior Share Issuances

     On March 25, 2002, Genterra sold by private placement an aggregate of 855,000 Class A Shares at $0.28 per share, accompanied by 855,000 warrants, each warrant enabling the purchase of one Class A Shares at $0.28 until March 25, 2004. By Articles of Amendment dated June 26, 2002, the 2,971,899 issued and outstanding Class A Shares of Genterra were subdivided into 2,971,899 new Class A Shares and 2,080,329 Series 1 Preference Shares, and the 484,012 issued and outstanding Class B Shares were subdivided into 484,012 Class B Shares and 338,809 Series 1 Preference Shares. Between June 26, 2002 and December 31, 2002, an aggregate of 483,846 Series 1 Preference Shares were converted into an aggregate of 1,451,538 Class A Shares on the basis of 3 Class A Shares for each one Series 1 Preference Share. The conversion rights attaching to the Series 1 Preference Shares expired on December 31, 2002. On December 11, 2002, an aggregate of 441,750 Class A Shares were issued on the exercise of 142,500 share purchase warrants.

Securities Subject to Issuance

     Each Class B Share is convertible at the option of the holder into one Class A Share. Each 98 Class F Series 1 Preferred Shares are convertible at the option of the holder into 2 Class A Shares, or 1 Class A Share and 1 Class B Share.

     There are presently 712,500 warrants issued and outstanding. After giving effect to the Articles of Amendment dated June 26, 2002, each warrant enables the holder to purchase one Class A Share and 0.70 Series 1 Preference Shares at $0.28 until March 25, 2004.

     Other than as aforesaid, no securities of Genterra are subject to issuance. Reference is made to the shares of Amalco to be received in exchange for shares of Genterra, set out in the table appearing on page 5 of this Brochure.

Principal Holders of Shares

     To the knowledge of the directors and officers of Genterra, no person or company beneficially owns, directly or indirectly, or exercises control or discretion over securities carrying more than 10% of the voting rights attached to any class of outstanding securities of Genterra other than Fred A. Litwin who indirectly controls 1,691,151 Class A Shares (34.8%), 319,886 Class B Shares (66.1%), 500,000 Class F Series 1 Preferred Shares (100%), and 477,721 Series 1 Preference Shares (24.7%); Power Capital (Americas) Ltd. which owns 726,750 Class A Shares (14.9%), and 199,500 Series 1 Preference Shares (10.3%); York Capital Funding Inc. which owns 735,000 Class A Shares (15.1%); and Camtx Corporation which owns 500,000 Special Shares (100%).

Trading Summary of the Shares of Genterra

     The Class A Shares of Genterra are listed for trading on the TSX Venture Exchange ("TSXV"). The other classes of shares of Genterra are not quoted for trading on any exchange. Set forth below is a summary of the price ranges and trading volumes of the Class A Shares of Genterra on the TSXV (and prior to the formation of the TSXV, on CDNX) during the periods indicated.

                                 CLASS A SHARES

--------------------------------------------------------
Period               High       Low         Volume
--------------------------------------------------------
2001                  $          $
--------------------------------------------------------
1st Quarter(1)          0.21       0.08           1,303
--------------------------------------------------------
2nd Quarter             0.10       0.05          13,241
--------------------------------------------------------
3rd Quarter             0.10       0.08           1,775
--------------------------------------------------------
4th Quarter             0.10       0.05           9,221
--------------------------------------------------------
2002                  $          $
--------------------------------------------------------
1st Quarter             0.35       0.20          13,731
--------------------------------------------------------
2nd Quarter             0.24       0.10          17,023
--------------------------------------------------------
July                    0.12       0.10           7,406
--------------------------------------------------------
August                  0.12       0.10           4,074
--------------------------------------------------------
September               0.12       0.10           2,470
--------------------------------------------------------
October                 0.09       0.08           1,093
--------------------------------------------------------
November                0.23       0.12          14,557
--------------------------------------------------------
December                0.20       0.12           7,338
--------------------------------------------------------
2003                  $          $
--------------------------------------------------------
January
--------------------------------------------------------
                           Source:TSX Venture Exchange

Dividends

     No dividends have been paid on the Class A Shares or the Class B Shares. As at September 30, 2002, cumulative dividends of $55,172 owing on the Class E Preferred Shares, and $102,493 owing on the Class F Series 1 Preferred Shares, were in arrears.

Legal Proceedings

     There are no legal proceedings involving Genterra or its assets, as at the date of this Amalgamation Brochure, nor are any such proceedings known by Genterra to be contemplated.

Auditors, Transfer Agent and Registrar

     The auditors of Genterra are Kraft, Berger, Grill, Schwartz, Cohen & March LLP, Chartered Accountants, Toronto, Ontario. The transfer agent and registrar for all of Genterra is Computershare Trust Company of Canada, at its principal offices in the City of Toronto.

Interest of Management and Others in Certain Transactions

     Genterra leases its property situated at 450 Dobbie Drive, Cambridge, Ontario to The Cambridge Towel Corporation ("Cambridge"). The lease term as renewed commenced January 1, 2003 and ends December 31, 2007, at an annual net, net rental of $926,345. Cambridge has the right to renew the lease for an additional period of five years at a rental rate equal to the then current market rate. Fred A. Litwin, the controlling shareholder, indirectly, of Genterra is a director and senior officer of Cambridge. Mark I. Litwin and Stan Abramowitz are officers and/or directors of Genterra and Cambridge.

         Genterra leases its property situated at 200 Glendale Avenue North, Hamilton, Ontario to Glendale Yarns Inc. ("Glendale'). The lease term commenced February 1, 1996 and ends January 31, 2011, at an annual net, net rental of $413,400 for the first 5 years, and at a negotiated rate thereafter. Fred A. Litwin is a director and senior officer of Glendale. Stan Abramowitz is an officer and/or director of Glendale.

         Genterra leases part of its property situated at 1095 Stellar Drive, Newmarket, Ontario to Fitcity Health Centre Inc. ("Fitcity"). The lease term commenced January 1, 1997 and ends December 31, 2007 at an annual net, net rental of $100,770 per year. Genterra is also party to a loan agreement with Fitcity bearing interest at prime plus 1% per annum and repayable on demand. As at September 30, 2002, Fitcity owned an aggregate amount of $460,652 of secured debt to a wholly-owned subsidiary of Genterra. Mark I. Litwin, a director and senior officer of Genterra, is the majority shareholder of Fitcity.

     Genterra is indebted to Cambrelco Inc., which debt is secured by a demand note bearing interest at the rate of 13% per annum. As at September 30, 2002 Genterra owned $550,000 and $18,073 of accrued interest on the note. Fred A. Litwin, the controlling shareholder, indirectly, of Genterra is a director, senior officer and indirectly the controlling shareholder of Cambrelco Inc. Stan Abramowitz is an officer and director of Cambrelco Inc.

                                 MIRTRONICS INC.

Corporate Information

     Mirtronics Inc. ("Mirtronics") was incorporated under the laws of Ontario by Articles of Incorporation dated March 20, 1985, under the name 618417 Ontario Limited. By Articles of Amendment dated respectively April 30, 1985, its name was changed to Mirtone International Limited, February 2, 1988, its name was changed to International Mirtone Inc., and February 21, 1996, its name was changed to Mirtronics Inc.

         The registered and principal offices of Mirtronics are located at 106 Avenue Road Toronto, Ontario, M5R 2H3.

Business of Mirtronics

         Mirtronics is an investment company whose principal holding is a 23.8% (34.6% fully diluted) equity interest in Synergx Systems, Inc. ("Synergx"), a public company whose shares trade on NASDAQ. Synergx produces control systems for fire, life safety, commercial security and other purposes in the Metropolitan areas of New York City and Dallas, Texas.

         Until September 30, 2002, Mirtronics effectively controlled Synergx through ownership of 31.3% of its issued shares (41% on a fully diluted basis). On September 30 2002, Synergx completed a private placement of shares and warrants to third parties, and on October 17, 2002, Mirtronics sold 140,000 Synergx shares to third parties. As a result, Mirtronics holdings in Synergx were reduced to 23.8% (34.6% fully diluted), and Mirtronics no longer effectively controls Synergx.

Management

Directors and Officers

     The following table set outs the current directors and officers of Mirtronics, the municipality in which each is current a resident, all offices of Mirtronics held by each of them, their principal occupations during the past five years, the period of time for which each has been a director of Mirtronics, and the number of Mirtronics shares beneficially owned by each directly or indirectly or over which control or direction is exercised as at the date of this Amalgamation Brochure.

                 Name, Office and Principal Occupation                     Director Since   No. of Shares Owned
-----------------------------------------------------------------------------------------------------------------
Mark I. Litwin                                                            February 2, 1990   4,805,815 Common(1)
Toronto, Ontario
President and Director
President of Mirtronics Inc.
-----------------------------------------------------------------------------------------------------------------
Fred A. Litwin                                                             April 26, 1985    1,059,133 Common(2)
Toronto, Ontario
Director
Executive
-----------------------------------------------------------------------------------------------------------------
Henry Schnurbach                                                           November 5, 1988     3,500 Common
Toronto, Ontario
Director
President and C.E.O. of Polyair Inter Pack Inc.
-----------------------------------------------------------------------------------------------------------------
Stan Abramowitz                                                            March 16, 1999          Nil
Thornhill, Ontario
Secretary
Executive of Forum Financial Corporation
-----------------------------------------------------------------------------------------------------------------
Irwin Singer                                                               March 9, 1993           Nil
North York, Ontario
Director
Barrister & Solicitor
-----------------------------------------------------------------------------------------------------------------
Alan Kornblum                                                             June 4, 1999             Nil
Downsview, Ontario
Director
President of Distinctive Designs Furniture Inc.
-----------------------------------------------------------------------------------------------------------------
Morton Litwin                                                             January 8, 1996       20,360 Common
Thornhill, Ontario
Director
Business Executive
-----------------------------------------------------------------------------------------------------------------

(1) Indirectly through Sutton Management Limited, a corporation owned equally by Mark I. Litwin and Risa Litwin. (2) Indirectly through several corporations.

Committees

     The Audit Committee and the Corporate Governance Committee is comprised of Messrs. Morton Litwin, Singer and Kornblum. Mirtronics does not have an Executive Committee.

Executive Compensation

     The following table provides a summary of compensation earned during each of the Mirtronics' last three fiscal years by the Corporation's Chief Executive Officer and the Corporation's executives who earned in excess of $100,000 (the "Named Executive Officers") during such year.

                                                                                                       Long-Term
                                                         Annual Compensation                         Compensation
----------------------------------------------------------------------------------------------------------------------
                                                                                                  # of Common Shares
                                                                                   Other Annual   Under Options
Name & Principal Position                 Year(5)           Salary      Bonus      Compensation
Mark I. Litwin                            2000              $5,000        -         $24,000(1)          100,000
President & Chief Executive Officer       2001              $5,000        -         $24,000(1)          100,000
                                          2002              $5,000        -         $24,000(1)          100,000
----------------------------------------------------------------------------------------------------------------------
Daniel S. Tamkin(2)                       2000             $108,950    $29,446        $8,245            100,000
Vice-President                            2001             $133,554    $30,702        $8,597            100,000
                                          2002             $152,571    $15,729        $8,808            100,000
----------------------------------------------------------------------------------------------------------------------
John Poserina(3)                          2000             $182,565    $44,169        $8,245               -
                                          2001             $216,449    $46,053        $8,597               -
                                          2002             $237,508    $31,458        $8,808               -
----------------------------------------------------------------------------------------------------------------------
Joseph Vitale(4)                          2000             $166,370    $44,169        $8,834               -
                                          2001             $199,563    $46,053        $9,211               -
                                          2002             $220,206    $31,458        $9,438               -


Note:

(1) The amounts in this column relate to an annual management fee paid by the Corporation to Sutton Management Limited for management and administrative services provided to the Corporation.

(2) The amounts paid to Mr. Tamkin were paid from a subsidiary in his capacity as Chief Executive Officer of that subsidiary. Mr. Tamkin ceased to be an officer of Mirtronics on March 26, 2002.

(3) The amounts paid to Mr. Poserina were paid from a subsidiary in his capacity as Chief Financial Officer and Secretary of that subsidiary.

(4) The amounts paid to Mr. Vitale were paid from a subsidiary in his capacity as Chief Operating Officer of that subsidiary.

(5)_Fiscal year ended September 30th.

Options Granted

         The board of directors of Mirtronics is authorized to grant options to senior officers, employees and directors of the Corporation and its affiliates pursuant to Mirtronics' Stock Option Plan ("Plan"). During the fiscal year ended September 30, 2002, no options were granted under the Plan. There are currently outstanding options enabling the purchase of 270,000 common shares of Mirtronics at $0.125 per share expiring November 30, 2005, granted under the Plan. Shareholders of Mirtronics at the Annual and Special Meeting to be held on March 27, 2003 will be asked to ratify the Stock Option Plan of Amalco, a copy of which is annexed as Schedule "G" to this Amalgamation Brochure.

Options Exercised During the Fiscal Year Ended September 30, 2002

         There were no options exercised by Executive Officers of Mirtronics during the fiscal year ended September 30, 2002. Particulars of the fiscal year end value of unexercised options are as follows:


                                                                                             Value of Unexercised
                                                         Unexercised Options at Fiscal     in-the-money Options at
                        Securities        Aggregate                Year Ended                  Fiscal Year End
                       Acquired on     Value Realized    Exercisable/Unexercisable (#)    Exercisable/Unexercisable
        Name             Exercise            ($)                                                     ($)
Mark I. Litwin              -                 -                  100,000 / NIL                  $25,000 / NIL
Daniel S. Tamkin            -                 -                  100,000 / NIL                  $25,000 / NIL

Composition of the Compensation Committee

     Mirtronics does not have a compensation committee of its board of directors. All matters relating to executive compensation are dealt with the full board of directors. During the fiscal year of Mirtronics ended September 30, 2002, the board of directors consisted of the following individuals: Mark I. Litwin, Fred A. Litwin, Henry Schnurbach, Irwin Singer, Morton Litwin, Alan Kornblum and Stan Abramowitz.

Compensation of Directors

     No compensation is paid by Mirtronics to directors of Mirtronics for attending meetings of the Board or a committee of the Board.

Indebtedness of Directors and Officers

     No director or officer of Mirtronics and none of their respective associates or affiliates is or has been indebted to Mirtronics at any time since September 30, 2001.

Management Contract

     Administrative services are provided by Sutton Management Limited ("Sutton"), 106 Avenue Road, Toronto, Ontario for fees of $24,000 per annum. The services provided include office facilities and clerical services, including bookkeeping and accounting. At Mirtronics request, Forum also analyzes potential investments, business opportunities and ventures, and assists in the decision making process relating to Mirtronics various investment interests on a fee-for services basis. Forum is controlled by Fred A. Litwin. Sutton is beneficially owned by Risa Litwin and Mark I. Litwin, children of Fred A. Litwin, a director of Mirtronics. Sutton owns 4,805,815 (37.3%) common shares of Mirtronics. Mark
I. Litwin is the President and a director of Mirtronics.

Description of Share Capital

     The authorized share capital of Mirtronics consists of an unlimited number of non-voting, non-participating, redeemable, non-cumulative Class "B" preference shares ("Class B Shares"), and an unlimited number of common shares ("Common Shares").

     The issued share capital of Mirtronics consists of 1,709,115 Class B Shares and 12,867,581 Common Shares.



Prior Share Issuances

     No securities of Mirtronics have been issued during the past year.

Securities Subject to Issuance

     No Mirtronics shares are reserved for issuance pursuant to existing options, warrants or similar agreements, other than as referred to under "Options Granted". Reference is made to the shares of Amalco to be received in exchange for shares of Mirtronics, set out in the table appearing on page 5 of this Brochure.

Principal Holders of Voting Shares

     To the knowledge of the directors and officers of Mirtronics, no person or company owns, directly or indirectly, or exercises control or direction over securities carrying more than 10% of the voting rights attached to any class of outstanding securities of Mirtronics other than Sutton Management Limited which owns 4,805,815 Common Shares (37.3%); and CDS & Co. which holds ? Common Shares (?%) and ? Class B Shares (?%). The beneficial ownership of the shares registered in the name of CDS & Co. is unknown.

Trading Summary of the Shares of Mirtronics

     The Common Shares and the Class B Shares of Mirtronics were listed for trading on the Toronto Stock Exchange ("TSX") until November 22, 2002, when trading in such shares was suspended by the TSX for failure by Mirtronics to meet TSX minimum listing requirements. Set forth below is a summary of the price ranges and trading volumes of the Common Shares and the Class B Shares of Mirtronics on the TSX during the periods indicated.


                                  COMMON SHARES

-------------------------------------------------------------
      Period          High        Low          Volume
-------------------------------------------------------------
2001                    $          $
-------------------------------------------------------------
1st Quarter               0.39       0.09             92,801
-------------------------------------------------------------
2nd Quarter              0.175       0.10            105,924
-------------------------------------------------------------
3rd Quarter               0175       0.12             48,170
-------------------------------------------------------------
4th Quarter               0.36       0.15            316,133
-------------------------------------------------------------
2002                    $          $
-------------------------------------------------------------
1st Quarter               0.32       0.20            138,165
-------------------------------------------------------------
2nd Quarter               0.29       0.13            154,758
-------------------------------------------------------------
July                      0.14       0.14              5,766
-------------------------------------------------------------
August                    0.14       0.14              1,733
-------------------------------------------------------------
September                0.305       0.13            243,100
-------------------------------------------------------------
October                   0.30       0.14             76,666
-------------------------------------------------------------
November(1)              0.175      0.125              2,750
-------------------------------------------------------------
Source:Toronto Stock Exchange
(1) Trading was suspended effective November 22, 2002.


                                 CLASS B SHARES

-------------------------------------------------------------
      Period          High        Low          Volume
-------------------------------------------------------------
2001                    $          $
-------------------------------------------------------------
1st Quarter               0.09       0.03              7,250
-------------------------------------------------------------
2nd Quarter               0.09       0.03             27,300
-------------------------------------------------------------
3rd Quarter               0.03      0.025              2,700
-------------------------------------------------------------
4th Quarter              0.075      0.025             40,250
-------------------------------------------------------------
2002                    $          $
-------------------------------------------------------------
1st Quarter               0.05       0.04              7,650
-------------------------------------------------------------
2nd Quarter               0.05       0.02              3,523
-------------------------------------------------------------
July                      0.07       0.07              5,750
-------------------------------------------------------------
August                    0.07       0.02              1,200
-------------------------------------------------------------
September                 0.03       0.02             54,000
-------------------------------------------------------------
October                   0.02       0.02              2,000
-------------------------------------------------------------
November(1)               0.02       0.02              1,000
-------------------------------------------------------------
 Source:Toronto Stock Exchange
(1) Trading was suspended effective November 22, 2002.

     The Company's Common Shares and New Preference Shares are quoted in the United States on the OTC Bulletin Board. The following details (i) for the five most recent full financial years: the high and low market prices; (ii) for the two most recent full financial years: the high and low market prices for each full financial quarter; and (iii) for the most recent two years: the high and low market prices for each month.


                                  COMMON SHARES

                         Fiscal Year Ended September 30,
              2002        2001*          2000**         1999            1998
             ------------------------------------------------------------------
High Bid      0.17        0.14           0.0625         0.0625          0.4
High Ask                                 1.125          0.25            0.45
Low Bid       0.06        0.05           0.05           0.05            0.05
Low Ask                                  0.25           0.025           0.1


         2001            HIGH        LOW        CLOSE
  -------------------- ---------- ---------- ------------
  May 23               .0805      .0805      .0805
  June 8               .08        .08        .08
  June 12              .08        .08        .08
  July 26              .075       .075       .075
  August 8             .05        .05        .05
  October 26           .09        .075       .09
  December 17          .175       .175       .175
  December 28          .195       .195       .195
  December 31          .195       .195       .195
  -------------------- ---------- ---------- ------------


         2002            HIGH        LOW        CLOSE
  -------------------- ---------- ---------- ------------
  January 25           .17        .17        .17
  February 21          .165       .165       .165
  February 25          .17        .17        .17
  March 4              .17        .17        .17
  March 20             .17        .17        .17
  June 14              .08        .07        .08
  June 18              .085       .085       .085
  August 27            .08        .07        .08
  September 24         .12        .12        .12
  October 21           .10        .09        .10
  October28            .10        .10        .10
  October 31           .075       .075       .075
  November 4           .07        .06        .07
  December 20          .06        .06        .06
  -------------------- ---------- ---------- ------------


         2003            HIGH        LOW        CLOSE
  -------------------- ---------- ---------- ------------
  February 18          .05        .05        .05
  -------------------- ---------- ---------- ------------


                            CLASS B PREFERRED SHARES

                                          FISCAL YEAR ENDED SEPTEMBER 30,
              2002        2001           2000**        1999             1998
              ----------------------------------------------------------------
High Bid      0.085       0.07           0.135**        0.03            0.15
High Ask                                                0.15            0.24
Low Bid       0.001       0.02           0.015**        0.02            0.03
Low Ask                                                 0.05            0.07

** Figures for FY 2000, 2001 and 2002 represent reported sales, not Bid and Ask prices

         2001            HIGH        LOW        CLOSE
 -------------------- ---------- ---------- ------------
 January 3            .055       .02        .02
 May 23               .0225      .0225      .0225
 June 8               .02        .02        .02
 July 16              .055       .055       .055
 July 26              .07        .07        .07
 December 17          .015       .01        .01
 December 31          .01        .01        .01
 -------------------- ---------- ---------- ------------



        2002            HIGH        LOW        CLOSE
 -------------------- ---------- ---------- ------------
 March 4              .0225      .0225      .0225
 March 30             .02        .02        .02
 June 27              .085       .085       .085
 September 3          .015       .015       .015
 October 21           .01        .007       .01
 October 22           .007       .007       .007
 October 28           .003       .003       .003
 October 31           .001       .001       .001
 November 4           .005       .005       .005
 November 8           .0063      .0063      .0063
 November 14          .035       .035       .035



Dividends

     No dividends have been paid on the Class B Shares or the Common Shares.

Legal Proceedings

     There are no legal proceedings involving Mirtronics or its assets, as at the date of this Amalgamation Brochure, nor are any such proceedings known by Mirtronics to be contemplated.

Auditors, Transfer Agent and Registrar

     The auditors of Mirtronics are Kraft, Berger, Grill, Schwartz, Cohen & March LLP, Chartered Accountants. The transfer agent and registrar for Mirtronics is Computershare Trust Company of Canada, at its offices in Toronto. The transfer fee for transfers of shares is $3.00 per certificate.

                                     AMALCO


         The following sets out a brief description of Amalco after giving effect to the Amalgamation.

Officers and Directors of Amalco

     The names and municipalities of residence of the proposed officers and directors of Amalco and the positions proposed to be held by them are as follows:


          Name           Municipality of Residence            Position
Mark I. Litwin             Toronto, Ontario              President and Director
Stan Abramowitz            Thornhill, Ontario            Secretary and Director
Morton. Litwin             Thornhill, Ontario            Director
Irwin Singer               Toronto, Ontario              Director
Alan Kornblum              Downsview, Ontario            Director


Capitalization of Amalco

                                                        Amount Outstanding After
                                                                 Giving Effect
                                                            to the Completion of
     Designation of Securities          Amount               The Amalgamation(1)
--------------------------------------------------------------------------------
Class A Shares                        $ unlimited                 $6,973,438
                                      (unlimited)                (20,949,663)
Class B Shares                        $ unlimited                 $1,659,527
                                      (unlimited)                 (484,012)
Class C Preferred Shares              $ unlimited                 $1,304,664
                                      (unlimited)                (1,709,115)
Class D, Preferred Shares Series 1    $ unlimited                  $247,700
                                      (unlimited)                (2,475,009)

--------------------------------------------------------------------------------
                                                             Amount Outstanding
                                                            After Giving Effect
                                                            to the Completion of
     Designation of Securities          Amount               the Amalgamation(1)
--------------------------------------------------------------------------------
Class D, Preferred Shares Series 2    $ unlimited                 $217,501
                                      (unlimited)                 (810,059)
Class E Preferred Shares              $ unlimited                 $475,831
                                      (unlimited)                 (115,258)
Class F Preferred Shares,             $ unlimited                 $610,055
Series 1                              (unlimited)                 (610,000)
Series 1, Preference Shares           $ unlimited                 $541,039
                                      (unlimited)               (1,935,292)
Special Shares                          $1,500                      $1,500
                                       (500,000)                  (500,000)
--------------------------------------------------------------------------------
  (1)  Unaudited.

Description of Share Capital of Amalco

     Amalco's authorized capital will consist of an unlimited number of Class A Shares without par value, an unlimited number of Class B Shares without par value, an unlimited number of Class C Preferred Shares without par value issuable in series, an unlimited number of Class D Preferred Shares without par value issuable in series, an unlimited number of Class E Preferred Shares without par value, an unlimited number of Class F Preferred Shares without par value issuable in series, an unlimited number of Series 1 Preference Shares without par value, and 500,000 Special Shares without par value.

     The full text of the provisions attaching to the various classes of shares in the capital of Amalco is set forth in Exhibits "1", "2", "3", "4", "5", "6" and "7" to the Amalgamation Agreement which is annexed as Schedule "A" to this brochure. The following is a summary thereof:

Class A Shares

     Each Class A subordinate voting participating share ("Class A Share") will entitle the holder to vote at meetings of the shareholders of Amalco (on the basis of one vote per Class A Share). Holders of Class A Shares will be entitled to a non-cumulative annual dividend of 1/2 cent per Class A Share in priority to dividends on the Class B Shares in any fiscal year, and thereafter, all further dividends declared in such year shall be declared and paid in equal amounts per share on the Class A Shares and the Class B Shares without preference or distinction. Holders of Class A Shares will be entitled to participate equally with holders of Class B Shares, without preference or distinction in the distribution of the residual assets of Amalco in the event of liquidation, dissolution or other distribution of the assets of Amalco for the purpose of winding-up its affairs. The Holders of Class A Shares will have no pre-emptive rights. In the event that an offer is made for Class B Shares and not for Class A Shares, the Class A Shares will be convertible into Class B Shares of Amalco, under certain circumstances.

Class B Shares

     Each Class B multiple voting participating convertible share ("Class B Share") will entitle the holder to vote at meetings of the shareholders of Amalco (on the basis of eight (8) votes per Class B Share). Subject to the priority in the payment of a non-cumulative dividend of 1/2 cent per share on the Class A Shares, in any fiscal year, all dividends declared in each year shall be declared and paid in equal amounts per share and at the same time on all Class A Shares and Class B Shares without preference or distinction. Holders of Class B Shares are entitled to participate equally with holders with Class A Shares, without preference or distinction in the distribution of the residual assets of Amalco in the event of liquidation, dissolution or other distribution of the assets of Amalco for the purpose of winding-up its affairs. The holders of Class B Shares will have no pre-emptive rights. Each Class B Share will be convertible into one Class A Share at the option of the holder, at any time.

Class C Preferred Shares

     Amalco will have one series of Class C Preferred Shares, as follows:

Class C, Series 1 Shares

     The non-voting, non-participating, redeemable, non-cumulative, Class C Preferred Shares, Series 1 ("Class C, Series 1 Shares") will be entitled to a fixed non-cumulative annual dividend of $0.026 per share; will be entitled to an amount equal to the stated value per share in the event of liquidation, dissolution or winding-up of Amalco, but no further participation; will be redeemable by Amalco at $0.0833 per share, but no further participation; will be non-voting and will have no pre-emptive or conversion rights.

Class D Preferred Shares

     Amalco will have two series of Class D Preferred shares, as follows:

Class D, Series 1 Shares

     The non-voting, non-participating, redeemable, non-cumulative Class D Preferred Shares, Series 1 ("Class D, Series 1 Shares") will be entitled to a fixed preferential non-cumulative annual dividend of $0.0023 per share; will be entitled to an amount equal to the stated value per share in the event of liquidation, dissolution or winding-up of Amalco, but no further participation; will be redeemable by Amalco at the stated value per share; will be non-voting, and will have no pre-emptive or conversion rights.

Class D, Series 2 Shares

     The non-voting, non-participating, redeemable, non-cumulative Class D Preferred Shares, Series 2 ("Class D, Series 2 Shares") will be entitled to a fixed preferential non-cumulative annual dividend of $0.0023 per share; will be entitled to an amount equal to the stated value per share in the event of liquidation, dissolution or winding-up of Amalco, but no further participation; will be redeemable by Amalco at the stated value per share; will be non-voting, will have no pre-emptive or conversion rights.

Class E Preferred Shares

     The non-voting, non-participating, redeemable, cumulative Class E Preferred Shares ("Class E Shares") will be entitled to a fixed preferential cumulative annual dividend of $0.14 per share; will be entitled to an amount equal to the stated value per share plus accrued and unpaid cumulative dividends in the event of the liquidation, dissolution or winding-up of Amalco, but no further participation; will be redeemable by Amalco at the stated value per share plus accrued and unpaid dividends; will be non-voting, and will have no pre-emptive or conversion rights.

Class F Preferred Shares

     Amalco will have one series of Class F Preferred shares, as follows:

Class F, Series 1 Shares

     The non-voting, non-participating, redeemable, convertible, cumulative Class F Preferred Shares, Series 1 ("Class F Shares, Series 1") will be entitled to a fixed preferential cumulative annual dividend of $0.06 per share; will be entitled to an amount equal to the stated value per share plus accrued and unpaid cumulative dividends in the event of liquidation, dissolution or winding-up of Amalco, but no further participation; will be redeemable by Amalco at the stated value per share plus accrued and unpaid dividends; will be non-voting; will have no pre-emptive rights; and will be convertible at the option of the holder into one Class A Share and one Class B Share, or two Class A Shares, for every 98 Class F, Series 1 Shares.

Series 1 Preference Shares

     The non-voting, non-participating, redeemable, cumulative Series 1 Preference Shares ("Series 1 Preference Shares") will be entitled to a fixed preferred cumulative annual dividend of $0.0084 per share; will be entitled to an amount equal to the stated value per share in the event of liquidation, dissolution or winding-up of Amalco, but no further participation; will be redeemable by Amalco at the stated value per share; will be non-voting; will have no pre-emptive or conversion rights.

Special Shares

     The Special Shares will not be entitled to receive any dividends; will be entitled to an amount equal to the stated value per share in the event of liquidation, dissolution or winding-up of Amalco, but no further participation; will be redeemable by Amalco at the stated value per share; will be entitled to one vote per share at all meetings of shareholders; and will have no pre-emptive or conversion rights.

Warrants

     Amalco will have 712,500 issued and outstanding warrants, each warrant enabling the holder to purchase one Class A Shares and 0.70 Series 1 Preference Share at the price of $0.28 until March 25, 2004.

Principal Shareholders of Amalco

     Following the amalgamation of the Amalgamating Corporations, to the knowledge of the directors of the Amalgamating Corporations the only persons who will beneficially own, directly or indirectly or exercise control or direction over securities carrying 10% or more of the voting rights attaching to any voting class or series of securities of Amalco, will be as follows:

      Name                            Number and Class               Percentage
Fred A. Litwin (1)                    3,015,067 Class A                   14.4%
                                      319,886 Class B                     66.1%
Sutton Management Limited (2)         6,149,946 Class A                   29.4%
                                      6,459 Class B                        1.3%
Camtx Corporation                     500,000 Special Shares               100%

Note:
     (1) Indirectly through several corporations.
     (2) Owned by Mark I. Litwin and Risa Litwin, the children of Fred A. Litwin

Management Contracts

     Administrative services will be provided to Amalco by Forum Financial Corporation ("Forum"), 106 Avenue Road, Toronto, Ontario, for an annual fee of $140,000. These services will include office facilities and clerical services including bookkeeping and accounting. Forum is wholly owned by Fred A. Litwin.

     Caprealco Inc. ("Caprealco") will provide property management and financial consulting services to Amalco for an annual fee of $110,000. Caprealco is controlled by Fred A. Litwin.

Stock Option Plan

     Upon completion of the Amalgamation, Amalco intends to establish a stock option plan (the "Plan"). Eligibility for participation in the Plan will be restricted to directors, officers and key employees of Amalco and its subsidiaries. The number of Amalco Class A shares ("Amalco Shares") subject to options granted under the Plan will be limited to 2,000,000 in the aggregate, and 5% with respect to any one optionee, of the number of issued and outstanding Amalco Shares at the date of the grant of the option. The exercise price of any option granted under the Plan will not be less than the fair market value (e.g., the prevailing market price) of the Amalco Shares at the time the option is granted. Options issued under the Plan may be exercised during a period determined by the board of directors which cannot exceed ten years and will be subject to earlier termination upon the termination of the optionee's employment, upon the optionee ceasing to be a director and/or officer of Amalco or any of its subsidiaries, or upon the death of the optionee. The options will be non-transferrable. A copy of the Plan is annexed hereto as Schedule "G". The board of directors of each of Genterra and Mirtronics have approved the Plan. Options previously granted under the Mirtronics Stock Option Plan will be exchanged for options under the Amalco Stock Option Plan, adjusted as to number of options granted, and the exercise price to reflect the terms of the Amalgamation as to share exchange ratios.

     Shareholders of Genterra and Mirtronics will each be asked to approve the Plan. Approval requires affirmation by a majority of the votes cast at meetings of the shareholders of each of Genterra and Mirtronics.

Auditors

     After the Amalgamation, the auditors of Amalco will be Kraft, Berger, Grill, Schwartz, Cohen & March LLP, Chartered Accountants, Toronto, Ontario, the current auditors of Genterra.

Transfer Agent and Registrar

     Computershare Trust Company of Canada, at its principal office in the city of Toronto, will be Amalco's transfer agent and registrar.

Canadian Federal Income Tax Information

     The following is a summary explanation of the relevant income tax consequences pursuant to the Income Tax Act (Canada) (the "Act") of the Amalgamation. These comments summarize only the Canadian federal income tax consequences under the Act and its regulations, and do not summarize the income tax consequences under any provincial income tax legislation or income tax legislation of a country other than Canada. The comments are confined to the Act as it currently exists. Additionally, the following comments are for the purposes of providing general assistance only and are not intended to be a substitute for the advice of a shareholders' own tax advisers. Accordingly, each shareholder of each Amalgamating Corporation is advised to consult with his own tax advisers to assist him in determining and assessing the income tax implications affecting him as a result of the Amalgamation.

     The following  comments are confined to shareholders  of each  Amalgamating
Corporation resident in Canada to whom the shares of the Amalgamating Corporation represent capital property for the purposes of the Act. Generally, such shares will represent capital property to a shareholder unless a disposition of the shares by the shareholder would give rise to income from the carrying on of a business of trading and dealing in shares or from an adventure in the nature of trade.

     The Amalgamation will have the following Canadian income tax consequences:

1. a shareholder of an Amalgamating Corporation will realize neither a capital gain nor a capital loss as a result of the disposition by him of his shares of an Amalgamating Corporation and the acquisition of Amalco; and

2. the cost and the adjusted cost base to a shareholder of an Amalgamating Corporation of the shares of Amalco received on the Amalgamation will be the aggregate of the adjusted cost base (as defined in the Act) of the shares of the Amalgamating Corporation to the shareholder immediately before the Amalgamation.

AUDITORS' REPORT
To The Shareholders Of
GENTERRA INVESTMENT CORPORATION

We have audited the consolidated balance sheet of Genterra Investment Corporation as at December 31, 2001 and 2000 and the consolidated statements of operations, deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2001 and 2000 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles.

                                    [SIGNED]
                KRAFT, BERGER, GRILL, SCHWARTZ, COHEN & MARCH LLP
                              Chartered Accountants
Toronto, Ontario

March 8, 2002

GENTERRA INVESTMENT CORPORATION
CONSOLIDATED BALANCE SHEET
DECEMBER 31

ASSETS
                                                        2001            2000
CURRENT                                              ----------      -----------
Cash                                               $    61,671      $   157,143
Accounts receivable (Note 10)                        1,595,805        1,505,376
Income taxes receivable                                343,708                -
Prepaid expenses                                       111,651           68,640
Loans and mortgages (Note 3)                           803,740          717,416
Future income taxes (Note 7)                            10,000           25,000
                                                     ----------       ----------
                                                     2,926,575        2,473,575

LOANS AND MORTGAGES RECEIVABLE (Note 3)                 55,000           55,000

INVESTMENTS (Note 4)                                12,289,297       13,008,307

FUTURE INCOME TAXES (Note 7)                            67,940           89,237

GOODWILL                                               155,000          223,000
                                                    -----------      -----------
                                                   $15,493,812      $15,849,119
                                                    ===========      ===========
LIABILITIES
CURRENT
Accounts payable and accrued
 liabilities (Note 10)                             $   530,346      $   623,884
Income taxes payable                                         -          103,283
Current portion of long-term debt (Notes 5 and 10)   1,817,504          346,127
                                                    -----------      -----------
                                                     2,347,850        1,073,294
LONG-TERM DEBT (Notes 5 and 10)                      4,798,559        6,032,353
FUTURE INCOME TAXES (Note 7)                         1,472,508        1,671,131
                                                    -----------      -----------
                                                     8,618,917        8,776,778

SHAREHOLDERS' EQUITY
CAPITAL STOCK (Note 6(b))                           10,355,259       10,355,259
CONTRIBUTED SURPLUS                                      7,958            7,958
DEFICIT                                            ( 3,488,322)     ( 3,290,876)
                                                    -----------      -----------
                                                     6,874,895        7,072,341
                                                    -----------      -----------
                                                   $15,493,812      $15,849,119
                                                    ===========      ===========
See accompanying notes to financial statements.

GENTERRA INVESTMENT CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31
                                                        2001            2000
EARNINGS                                            -----------      -----------
Rent (Note 10)                                     $ 3,312,623      $ 3,362,729
Interest (Note 10)                                     110,082           83,297
Gain on sale of investments                                  -           84,983
Other                                                    2,765            3,251
                                                    -----------      -----------
                                                     3,425,470        3,534,260
EXPENSES
Administrative and general (Note 10)                 2,246,425        1,830,798
Interest on long-term debt                             487,018          470,624
Loss on disposal of investments                        448,823                -
                                                    -----------      -----------
                                                     3,182,266        2,301,422

EARNINGS BEFORE THE FOLLOWING                          243,204        1,232,838
Amortization                                           606,953          842,584
                                                    -----------      -----------
EARNINGS (LOSS) BEFORE THE UNDERNOTED                ( 363,749)         390,254
                                                    -----------      -----------
Forgiveness of debt                                          -          419,450
Write-down of development properties                         -         ( 90,000)
                                                    -----------      -----------
                                                             -          329,450
                                                    -----------      -----------

EARNINGS (LOSS) BEFORE INCOME TAXES                  ( 363,749)         719,704
Income taxes (recovery) (Note 7)                     ( 166,303)         371,894
                                                    -----------      -----------

EARNINGS (LOSS) FOR THE YEAR                       $ ( 197,446)     $   347,810
                                                    ===========      ===========

EARNINGS (LOSS) PER SHARE (Note 8)                      $(0.09)          $ 0.12
                                                        =======          =======
See accompanying notes to financial statements.

GENTERRA INVESTMENT CORPORATION
CONSOLIDATED STATEMENT OF DEFICIT
FOR THE YEARS ENDED DECEMBER 31
                                                        2001            2000
DEFICIT, beginning of year, as previously           -----------      -----------
  reported                                         $(3,290,876)     $(2,265,836)
 Restatement of asset and liability method
  of accounting for income taxes                             -       (1,372,850)
                                                    -----------      -----------

DEFICIT, beginning of year, as restated             (3,290,876)      (3,638,686)
 Net earnings (loss) for the year                    ( 197,446)         347,810
                                                    -----------      -----------

DEFICIT, end of year                               $(3,488,322)     $(3,290,876)
                                                    ===========      ===========

See accompanying notes to financial statements.

GENTERRA INVESTMENT CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31
                                                        2001            2000
OPERATING ACTIVITIES                                -----------      -----------
 Net earnings (loss) for the year                  $ ( 197,446)     $   347,810
 Items not affecting cash
  Amortization                                         606,953          842,584
  Future income taxes                                ( 162,326)           3,897
  Forgiveness of debt                                        -        ( 419,450)
  Write-down of development properties                       -           90,000
  Gain on disposal of development properties          ( 11,693)               -
  Loss on sale of investments                          460,516                -
  Change in non-cash components of working
    capital (Note 9)                                 ( 673,969)       ( 293,456)
                                                    -----------      -----------
                                                        22,035          571,385
                                                    -----------      -----------
FINANCING ACTIVITIES
 Repayment of long-term debt                         ( 338,804)       ( 541,412)
 Proceeds from long-term debt                          576,387                -
                                                    -----------      -----------
                                                       237,583        ( 541,412)
                                                    -----------      -----------
INVESTING ACTIVITIES
 Increase in investments                             ( 692,572)         ( 5,174)
 Investment in loans and mortgages receivable         ( 86,325)       ( 128,116)
 Proceeds from disposition of development
  properties                                           317,000                -
 Proceeds from sale of investments                     106,807                -
                                                    -----------      -----------
                                                     ( 355,090)       ( 133,290)
                                                    -----------      -----------
CHANGE IN CASH                                        ( 95,472)       ( 103,317)

CASH, beginning of year                                157,143          260,460
                                                    -----------      -----------
CASH, end of year                                  $    61,671      $   157,143
                                                    ===========      ===========

OPERATING CASH FLOW PER SHARE (Note 8)                  $ 0.01           $ 0.22
                                                         =====            =====
FULLY DILUTED OPERATING CASH
 FLOW PER SHARE (Note 8)                                $ 0.01           $ 0.22
                                                         =====            =====
SUPPLEMENTARY CASH FLOW INFORMATION
 Cash paid for interest, net                       $   547,005      $   424,752
 Cash paid for income taxes                            432,273          546,371

See accompanying notes to financial statements.

GENTERRA INVESTMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2001 AND 2000

1. BASIS OF PRESENTATION

     The Company is primarily a Canadian investment management holding company with significant interests in real estate.

     These consolidated financial statements include the accounts of the Company and the subsidiary companies over which it has control.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a) Investments

     Long-term investments in which the Company does not have significant influence are accounted for using the cost method. In the event of a permanent decline in the value of a portfolio investment, the investment will be written down to estimated realizable value and the loss charged to earnings.

     (b) Goodwill

     Goodwill is amortized on a straight-line basis over five years. To determine whether or not an impairment in value exists, the carrying value of the goodwill is compared to the estimated net recoverable amount of the assets to which it relates. Accumulated amortization amounts to $1,918,035 (2000 - $1,850,035).

     (c) Translation of Foreign Currencies

     Current assets and liabilities denominated in foreign currencies are converted into Canadian dollars at the rates of exchange at the balance sheet date, while other assets and liabilities are converted at the rates of exchange applicable at the dates acquired or incurred. Revenue and expenses are translated into Canadian dollars at the average rate applicable during the month in which they were earned or expensed.

     (d) Financial Instruments

     Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risk arising from its financial instruments. The fair values of these financial instruments approximate their carrying values, unless otherwise noted.

     (e) Accounting Estimates

     The preparation of financial statements in accordance with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from management's best estimates as additional information becomes available in the future.

GENTERRA INVESTMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2001 AND 2000

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     (f) Income Taxes

     In December 1997, the Canadian Institute of Chartered Accountants issued a new Handbook Section 3465 "Accounting for Income Taxes". This required a change from the deferral method of accounting for income taxes to the asset and liability method of accounting for income taxes. Under the asset and liability method of accounting for income, future tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying value and tax basis of assets and liabilities.

     Future tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that the rate changes.

     The Company adopted the new Handbook Section and has applied the provisions of it retroactively to all periods presented.

3. LOANS AND MORTGAGES RECEIVABLE

                                                                    2001            2000
                                                                  ---------      ---------
Mortgage receivable bearing interest at 9.5% per annum,
 due on demand, is secured by an assignment of a second
 mortgage on land                                                $ 778,887      $ 681,887
Collateral mortgage loans bearing interest at U.S bank
 prime plus 3.5% per annum, repayable in U.S. dollars               24,853         35,529
Other                                                               55,000         55,000
                                                                   858,740        772,416
Less: Current portion                                              803,740        717,416
                                                                  ---------      ---------
                                                                 $  55,000      $  55,000
                                                                 =========      =========

4. INVESTMENTS

                                                                  2001                           2000
                                                                -------                        --------
                                                               Accumulated
                                                  Cost        Amortization        Net            Net
                                               ---------------------------------------------------------
Rental real estate properties                 $21,082,391    $ 8,994,072      $12,088,319   $12,503,517
Development properties                                  -              -                -       303,812
Other                                             282,490         81,512          200,978       200,978
                                               ----------     ----------       ----------    ----------
                                              $21,364,881    $ 9,075,584      $12,289,297   $13,008,307
                                               ==========     ==========       ==========    ==========

Amortization of buildings is being provided for on the declining balance basis at 5% per annum.

GENTERRA INVESTMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2001 AND 2000

5. LONG-TERM DEBT

                                                                        2001            2000
                                                                    ---------        ---------
7.15% per annum to May 1, 2001 and prime plus 1.75% per annum thereafter, first mortgage, monthly payments of $5,217 plus
interest, with the balance due August 2011                         $  605,149       $  667,751

7.75% per annum first mortgage, blended monthly payments of
$17,876 with the balance due December 2002                          1,030,196        1,160,675

8.1% per annum first mortgage, blended monthly payments of
$30,519 with the balance due on April 1, 2005                       3,002,323        3,124,054

9.1% per annum second mortgage, blended monthly payment of
$7,648 with the balance due on September 18, 2005                     726,913          750,000

Prime plus 1% per annum second mortgage from a related company
due on demand                                                         676,000          676,000

Demand note payable to an affiliated company bearing interest
at 13% per annum                                                      550,000                -

Other                                                                  25,482                -
                                                                    ----------       ----------
                                                                    6,616,063        6,378,480
Less: Current portion                                               1,817,504          346,127
                                                                    ----------       ----------
                                                                   $4,798,559       $6,032,353
                                                                    ==========       ==========

     These mortgages payable are collateralized by the specific security on the related land and buildings. The aggregate amount of payments required in the balance of the current fiscal year and subsequent years to meet retirement provisions are as follows:

        2002                    $1,817,504
        2003                       244,094
        2004                       259,252
        2005                     3,264,472
        2006 and thereafter      1,030,741
                                 ---------
                                $6,616,063
                                 =========

GENTERRA INVESTMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2001 AND 2000

6. CAPITAL STOCK

     (a) Authorized

     Unlimited Class A voting shares

     Unlimited Class B multiple voting shares. Each share is convertible into 1 Class A share

     Unlimited Class C preferred shares, issuable in series:

     - Unlimited non-voting, non-participating, $6 cumulative, $100 redeemable, retractable, convertible Class C preferred shares, series
          1. Each share is convertible into 188 Class A and 97 Class B shares; or 285 Class A shares

     - Unlimited non-voting, non-participating, cumulative, $100 redeemable, retractable Class C preferred shares, series 2. These shares carry an annual dividend of 50% of the average prime rate for the year plus 1%

     -    Unlimited   non-voting,   non-participating,   $4   cumulative,   $100
          redeemable, retractable Class C preferred shares, series 3

     - Unlimited non-voting, non-participating, cumulative, $10 redeemable, retractable, convertible Class C preferred shares, series 4. These shares carry an annual dividend rate of $5 multiplied by 50% of the prime rate for the year plus 1%. Each share is convertible into 28.5 Class A shares

     - Unlimited non-voting, non-participating, cumulative, $100 redeemable, retractable Class C preferred shares, series 5. These shares carry an annual dividend of 50% of the average prime rate for the year plus 1%

     Unlimited Class D preferred shares issuable in series:

     -    Unlimited  non-voting,   non-participating,   $0.0023  non-cumulative,
          redeemable Class D preferred shares, series 1

     -    Unlimited  non-voting,   non-participating,   $0.0023  non-cumulative,
          redeemable Class D preferred shares, series 2

     Unlimited non-voting, non-participating, $0.14 cumulative, redeemable Class E preferred shares

     Unlimited non-voting, non-participating, $0.06 cumulative, redeemable, convertible Class F preferred shares. These shares are convertible into 1 Class A and 1 Class B share or 2 Class A shares for every 98 Class F preferred shares

     Unlimited voting, non-participating, redeemable special shares

GENTERRA INVESTMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2001 AND 2000

6. CAPITAL STOCK (Continued)

     (b) Issued

                                                                    2001            2000
                                                                 ----------     ----------
        2,128,309 Class A shares (2000 - 2,123,415)             $ 6,943,059    $ 6,922,580
          484,930 Class B shares (2000 - 489,824)                 2,029,207      2,049,686
        2,475,009 Class D preferred shares, series 1                247,400        247,400
          810,398 Class D preferred shares, series 2                217,501        217,501
          115,258 Class E preferred shares                          416,592        416,592
          500,000 Class F preferred shares                          500,000        500,000
          500,000 Special shares                                      1,500          1,500
                                                                 ----------     ----------
                                                                $10,355,259    $10,355,259
                                                                 ==========     ==========

     During the year, 4,894 Class B shares were converted into 4,894 Class A shares.

7. INCOME TAXES

                           2001          2000
                       ---------      ---------
Current               $ ( 3,977)     $ 367,997
Future                 (162,326)         3,897
                       =========      =========
                      $(166,303)     $ 371,894

     The effective tax rate of the company differs from the prescribed rate of tax. The difference can be reconciled as noted below.

                                                                     2001          2000
                                                                   ---------     ---------
Income tax computed at statutory combined basic income tax rates  $(153,212)    $ 318,829
Increase (decrease) in income tax resulting from:
  Permanent differences                                              55,607        40,706
  Large corporation tax                                              15,102        28,387
  Other                                                            ( 83,800)     ( 16,028)
                                                                   ---------     ---------
Effective income tax provision                                    $(166,303)    $ 371,894
                                                                   =========     =========

GENTERRA INVESTMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2001 AND 2000

7. INCOME TAXES (Continued)

     A summary of the principal components of future tax assets and liabilities calculated in accordance with Canadian accounting principles as at December 31 is noted below.

                                                 2001            2000
                                             ----------      ----------
Future tax assets:
 Non-capital loss carry-forwards            $   77,940      $   94,237
 Provisions and other allowances                     -          20,000
                                             ---------       ---------
                                                77,940         114,237
 Less: Current portion                          10,000          25,000
                                             ---------       ---------
                                            $   67,940      $   89,237
                                             =========       =========
Future tax liabilities:
 Capital assets                             $1,472,508      $1,671,131
                                             =========       =========
8. PER SHARE CALCULATIONS

     Earnings (loss) per share and operating cash flow per share have been calculated by dividing the earnings (loss) or cash from operating activities for the year by the weighted average number of Class A and Class B shares outstanding during the year. Fully diluted earnings per share has not been disclosed as the calculation is antidilutive.

                                                      2001            2000
                                                   ---------       ---------
Weighted average number of shares                  2,613,239       2,613,239
                                                   =========       =========
Fully diluted weighted average number of shares    2,623,443       2,623,443
                                                   =========       =========
Cumulative dividends in arrears on preferred
 shares are noted below:
  Class E - $43,103 (2000 - $26,967)
  Class F - $80,055 (2000 - $50,055)

GENTERRA INVESTMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2001 AND 2000

9. CHANGE IN NON-CASH COMPONENTS OF WORKING CAPITAL

                                                        2001            2000
                                                     ---------      ---------
Accounts receivable                                 $( 90,429)     $(171,188)
Prepaid expenses                                     ( 43,011)        10,770
Accounts payable and accrued liabilities             ( 93,538)        47,160
Income taxes payable                                 (446,991)      (180,198)
                                                     ---------      ---------
                                                    $(673,969)     $(293,456)
                                                     =========      =========

10. RELATED PARTY TRANSACTIONS

     The Company entered into transactions and had outstanding balances with various companies related by common ownership and management.

     The transactions  with related parties are in the normal course of business
     and  are  measured  at  the   exchange   amount  which  is  the  amount  of
     consideration established and agreed to by the related parties.

     Related party transactions and outstanding balance not disclosed elsewhere in these consolidated financial statements are summarized below.

                                                       2001            2000
                                                    ---------       ---------
Income
 Rent                                              $2,143,384      $2,117,577
 Interest                                              17,413          17,970
Administration and general expenses
 Administration fees                                  117,000         117,000
 Property management fees                             110,000         110,000
 Rent                                                 127,434         127,335
 Interest                                              75,208          55,802
 Consulting fees                                       38,520          38,520
Amounts due (to) from related parties
 Accounts receivable                                  828,422         839,013
 Accounts payable and accrued liabilities             191,780         268,286
 Note payable                                         550,000               -
 Mortgage payable                                     676,000         676,000

11. MAJOR LESSEES

     In 2001, the Company had two major lessees that accounted for 29% and 12% (2000 - 28% and 12%, respectively) of total rent.

12. SEGMENTED INFORMATION

     The Company operates in one business segment located primarily in Canada consisting of rental income.

                        GENTERRA INVESTMENT CORPORATION
                           CONSOLIDATED BALANCE SHEET
                                  SEPTEMBER 30
                                   (Unaudited)

                                                                     2002           2001
A S S E T S
       CURRENT
Cash and short-term investments                               $     712,116  $      136,270
Accounts receivable (Note 10)                                     1,272,680       1,577,080
Income taxes receivable                                             193,400               -
Prepaid expenses                                                    181,189         174,847
Loans and mortgages receivable (Note 3)                             841,678         752,888
Future income taxes (Note 7)                                         30,000          20,000
                                                               -------------  --------------
                                                                  3,231,063       2,661,085

LOANS AND MORTGAGES RECEIVABLE  (Note 3)                             55,000          81,814

INVESTMENTS  (Note 4)                                            11,917,003      13,181,606

FUTURE INCOME TAXES  (Note 7)                                        49,263          73,117

      GOODWILL                                                      155,000         172,000
                                                               -------------  --------------

                                                              $  15,407,329  $   16,169,622
                                                               =============  ==============

L I A B I L I T I E S
       CURRENT
Accounts payable and accrued liabilities (Note 10)            $     355,495  $      615,399
Income taxes payable                                                      -          27,323
Current portion of long-term debt (Note 5)                        1,723,914         914,725
                                                               -------------  --------------
                                                                  2,079,409       1,557,447

LONG-TERM DEBT  (Note 5)                                          4,616,939       5,762,895

FUTURE INCOME TAXES  (Note 7)                                     1,375,471       1,571,167
                                                               -------------  --------------

                                                                  8,071,819       8,891,509
                                                               -------------  --------------

S H A R E H O L D E R S' E Q U I T Y
CAPITAL STOCK  (Note 6 (b))                                      10,588,659      10,355,259

CONTRIBUTED SURPLUS                                                   7,958           7,958

       DEFICIT                                                   (3,261,107)     (3,085,104)
                                                               -------------  --------------
                                                                  7,335,510       7,278,113
                                                               -------------  --------------

                                                              $  15,407,329  $   16,169,622
                                                               =============  ==============

See accompanying notes to interim financial statements.

                        GENTERRA INVESTMENT CORPORATION
                CONSOLIDATED STATEMENT OF OPERATIONS AND DEFICIT
                 FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30
                                   (Unaudited)
                                                2002            2001

       REVENUE
 Rent (Note 10)                            $   2,070,895    $    2,461,740
Interest (Note 10)                                73,097            84,622
Gain on sale of investments                       98,920                 -
                                            -------------    --------------
                                               2,242,912         2,546,362

      EXPENSES
Administrative and general (Note 10)           1,182,060         1,351,697
Interest on long-term debt                       335,462           371,808
                                            -------------    --------------
                                               1,517,522         1,723,505
                                            -------------    --------------

Earnings before amortization
and income taxes                                 725,390           822,857

  Amortization                                   388,161           445,342
                                            -------------    --------------

Earnings before income taxes                     337,229           377,515

Income taxes (Note 7)                            110,014           171,743
                                            -------------    --------------

NET EARNINGS FOR THE PERIOD                      227,215           205,772

DEFICIT, beginning of period                  (3,488,322)       (3,290,876)
                                            -------------    --------------

DEFICIT, END OF PERIOD                     $  (3,261,107)   $   (3,085,104)
                                            =============    ==============


EARNINGS PER SHARE  (Note 8)
         Basic                             $        0.06    $         0.07
 Fully diluted                             $        0.03    $         0.07

See accompanying notes to interim financial statements.

                        GENTERRA INVESTMENT CORPORATION
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                 FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30
                                   (Unaudited)


                                                             2002            2001
OPERATING ACTIVITIES
Net earnings for the period                         $     227,215    $      205,772
  Amortization                                            388,161           445,342
Future income taxes                                       (98,360)          (78,844)
Gain on sale of investments                               (98,920)                -
                                                     -------------    --------------
                                                          418,096           572,270
Change in non-cash components
of working capital (Note 9)                               229,044          (262,358)
                                                     -------------    --------------
                                                          647,140           309,912
                                                     -------------    --------------

FINANCING ACTIVITIES
Issuance of capital stock                                 233,400                 -
Proceeds from long-term debt                                    -           550,000
Repayment of long-term debt                              (275,210)         (250,860)
                                                     -------------    --------------
                                                          (41,810)          299,140
                                                     -------------    --------------

INVESTING ACTIVITIES
Increase in investments                                   (84,774)         (567,640)
Investment in loans and mortgages receivable              (37,937)          (62,285)
Proceeds from sale of investments                         167,826                 -
                                                     -------------    --------------
                                                           45,115          (629,925)
                                                     -------------    --------------

CHANGE IN CASH AND CASH EQUIVALENTS                       650,445           (20,873)

Cash and cash equivalents, beginning of period             61,671           157,143
                                                     -------------    --------------

CASH AND CASH EQUIVALENTS, END OF PERIOD            $     712,116    $      136,270
                                                     =============    ==============


Supplementary cash flow information:

Cash paid for income taxes                          $     100,125    $      405,000
Cash paid for interest, net                         $     421,351    $      438,519


See accompanying notes to interim financial statements.

                        GENTERRA INVESTMENT CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          SEPTEMBER 30, 2002 AND 2001
                                  (Unaudited)



     1.BASIS OF PRESENTATION

     The Company is primarily a Canadian investment management holding company with significant interest in real estate.

     These consolidated financial statements include the accounts of the Company and the subsidiary companies over which it has control.

     These unaudited consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in Canada on basis consistent with those followed in the most recent audited financial statements. These unaudited financial statements may not include all the information and footnotes required by the generally accepted accounting principles for annual financial statements and therefore should be read in conjunction with the audited consolidated financial statements and notes included in the Company's Annual Report for the years ended December 31, 2001.



     2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a) Investments

     Long-term investments in which the Company does not have significant influence are accounted for using the cost method. In the event of a permanent decline in the value of a portfolio investment, the investment will be written down to estimated realizable value and the loss charged to earnings.

     b) Goodwill

     The Company has adopted the Canadian Institute of Chartered Accountants ("CICA") new Handbook Section 3062 - Goodwill and Other Intangible Assets. Effective January 1, 2002 goodwill is no longer required to be amortized but will be subject to an annual impairment test in accordance with the provisions of the Section. As of September 30, 2002 the Company has completed its impairment test and concluded that no goodwill impairment charge needed to be recorded.

     c) Translation of Foreign Currencies

     Current assets and liabilities denominated in foreign currencies are converted into Canadian dollars at the rate of exchange at the balance sheet date, while other assets and liabilities are converted at the rates of exchange applicable at the dates acquired or incurred. Revenue and expenses are translated into Canadian dollars at the average rate applicable during the month in which they were earned or expensed.

     d) Financial Instruments

     Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risk arising from its financial instruments. The fair values of these financial instruments approximate their carrying values, unless otherwise noted.

                        GENTERRA INVESTMENT CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          SEPTEMBER 30, 2002 AND 2001
                                  (Unaudited)


     2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (continued)

     e) Accounting Estimates

     The preparation of financial statements in accordance with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amount of revenues and expenses during the reported period. Actual results could differ from management's best estimates as additional information becomes available in future.

     f) Income Taxes

     Future income taxes are recorded under the asset and liability method of accounting for income taxes Future income tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying value and tax value basis of assets and liabilities.

     Future tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that the rate changes.



     3.LOANS AND MORTGAGES RECEIVABLE

                                                                                                2002                     2001
       Mortgage receivable, bearing interest at 9.5% per annum,
       due on demand, is secured by an assignment of second mortgage on land        $         827,887        $          752,888

       Collateral mortgage loan bearing interest at U.S. bank prime plus
       3.5% per annum, repayable in U.S. funds                                                 13,791                    26,814

        Other                                                                                  55,000                    55,000
                                                                                     -----------------        ------------------
                                                                                              896,678                   834,702
             Less:  current portion                                                           841,678                   752,888
                                                                                     -----------------        ------------------

                                                                                    $          55,000        $           81,814
                                                                                     =================        ==================

     4.INVESTMENTS

                                                                    2002                                          2001
                                       --------------------------------------------------------------        ------------------
                                                                    Accumulated
                                                     Cost          Amortization                  Net                       Net
                                       -------------------     -----------------    -----------------        ------------------

       Rental real estate properties  $        21,167,165     $       9,382,233    $      11,784,932        $       12,128,984
       Development properties                           -                     -                    -                   305,307
        Other                                     213,583                81,512              132,071                   747,315
                                       -------------------     -----------------    -----------------        ------------------

                                      $        21,380,748     $       9,463,745    $      11,917,003        $       13,181,606
                                       ===================     =================    =================        ==================

       Amortization of buildings is being provided for on the declining balance basis at an annual rate of 5% per annum.

                        GENTERRA INVESTMENT CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          SEPTEMBER 30, 2002 AND 2001
                                  (Unaudited)


     5.LONG-TERM DEBT

                                                                                             2002                     2001

       Prime plus 1.75% per annum first mortgage, monthly payment
       of $5,217 plus interest, with the balance due August 2011                  $         558,198        $          620,800

       7.75% per annum first mortgage, blended monthly payments of $17,876
       with the balance due December 2002                                                   925,689                 1,063,752

       8.1% per annum first mortgage, blended monthly payments of $30,519
       with the balance due April 2005                                                    2,904,467                 3,033,667

       9.1% per annum second mortgage, blended monthly payment of
       $7,648 with the balance due September 2005                                           706,543                   733,401

       Prime plus 1% per annum second mortgage from a related company
       due on demand                                                                        676,000                   676,000

       Demand note payable to an affiliated company bearing interest
       at 13% per annum                                                                     550,000                   550,000

        Other                                                                                19,956                         -
                                                                                   -----------------        ------------------
                                                                                          6,340,853                 6,677,620

             Less:  current portion                                                       1,723,914                   914,725
                                                                                   -----------------        ------------------

                                                                                  $       4,616,939        $        5,762,895
                                                                                   =================        ==================


       These mortgages payable are collateralized by specific security on the related land and buildings.

       The aggregate amount of payments required in the subsequent twelve month periods to meet retirement provisions are as follows:

       2003                               $       1,723,914
       2004                                         256,008
       2005                                       3,314,539
       2006                                          62,602
       2007 and thereafter                          983,790
                                             -----------------

                                          $       6,340,853
                                             =================

                        GENTERRA INVESTMENT CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          SEPTEMBER 30, 2002 AND 2001
                                  (Unaudited)


     6.CAPITAL STOCK

     a) Authorized

     Unlimited Class A voting shares

     Unlimited Class B multiple voting shares. Each share is convertible into 1 Class A share

     Unlimited voting, non-participating, redeemable special shares

     Unlimited Class C preferred shares, issuable in series:

          -Unlimited non-voting, non-participating, $6 cumulative, $100 redeemable, retractable, convertible Class C preferred shares, Series
          1. Each share is convertible into 188 Class A shares, 97 Class B shares, and 199.5 Series 1 preference shares or 285 Class A shares and
          199.5 Series 1 preference shares

          -Unlimited non-voting, non-participating, cumulative, $100 redeemable, retractable Class C preferred shares, Series 2. These shares carry an annual dividend of 50% of the average prime rate for the year plus 1%

          -Unlimited   non-voting,   non-participating,   $4  cumulative,   $100
          redeemable, retractable Class C preferred shares, Series 3

          -Unlimited non-voting, non-participating, cumulative, $10 redeemable, retractable, convertible Class C preferred shares, Series 4. These shares carry an annual dividend of 50% of the average prime for the year plus 1%. Each share is convertible into 28.5 Class A shares

          -Unlimited  non-voting,  non-participating,   cumulative,  redeemable,
          retractable Class C preferred shares, Series 5. These shares carry an annual dividend of 50% of the average prime rate for the year plus 1%

     Unlimited Class D preferred shares, issuable in series:

          -Unlimited  non-voting,  non-participating,   $0.0023  non-cumulative,
          redeemable Class D preferred shares, Series 1

          -Unlimited  non-voting,  non-participating,   $0.0023  non-cumulative,
          redeemable Class D preferred shares, Series 2

     Unlimited non-voting, non-participating, $0.14 cumulative, redeemable Class E shares

     Unlimited non-voting, non participating, $0.06 cumulative, $1 redeemable, convertible Class F preferred shares. These shares are convertible into 1 Class A share, 1 Class B share and 1.4 Series 1 preference shares or 2
     Class A shares and 1.4 Series 1 preference shares for each 98 Class F preferred shares

     Unlimited non-voting, non-participating, redeemable, convertible, $0.0084 cumulative Series 1 preference shares. Each Series 1 preference share may be converted into 3 Class A shares until December 31, 2002

                        GENTERRA INVESTMENT CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          SEPTEMBER 30, 2002 AND 2001
                                  (Unaudited)




     6.CAPITAL STOCK  (continued)

     b) Issued                                                                2002                      2001

       2,971,899Class A shares  (2001 - 2,115,981)                  $       6,593,966        $        6,943,059
         484,012Class B shares  (2001 - 484,930)                            1,934,341                 2,029,207
         500,000 Special shares                                                 1,500                     1,500
       2,475,009Class D preferred shares, Series 1                            247,400                   247,400
         810,059Class D preferred shares, Series 2                            217,501                   217,501
         115,258Class E preferred shares                                      416,592                   416,592
         500,000Class F preferred shares                                      500,000                   500,000
       2,419,138Series 1 preference shares                                    677,359                         -
                                                                     -----------------        ------------------

                                                                    $      10,588,659        $       10,355,259
                                                                     =================        ==================


     At the Annual and Special Meeting of the Company held on June 26, 2002, shareholders approved the filing of Articles of Amendment subdividing the issued and outstanding Class A and Class B shares on the basis of 100 new Class A and 70 Series 1 preference shares for each 100 issued Class A and 100 new Class B and 70 Series 1 preference shares for each 100 issued Class B shares.

     c) Share Purchase Warrants

     The Company issued 855,500 share purchase warrants at $0.28 each. Each warrant enable to the holder to purchase one Class A share and 0.7 Series 1 preference share. These warrants expire on March 25, 2004.


     7.INCOME TAXES

                                                                    2002                       2001

       Current                                             $         208,374        $          250,587
       Future                                                        (98,360)                  (78,844)
                                                            -----------------        ------------------

                                                           $         110,014        $          171,743
                                                            =================        ==================

       A summary of the principal components of future tax assets and liabilities calculated in accordance with Canadian accounting principles as at September 30 is noted below:

                                                                     2002                      2001
             Future tax assets
                 Non-capital loss carry-forwards           $          55,143        $           73,117
                 Provisions and other allowances                      24,120                    20,000
                                                            -----------------        ------------------
                                                                      79,263                    93,117
                 Less:  current portion                               30,000                    20,000
                                                            -----------------        ------------------

                                                           $          49,263        $           73,117
                                                            =================        ==================

             Future tax liabilities
                        Fixed assets                       $       1,375,471        $        1,571,167
                                                            =================        ==================

                        GENTERRA INVESTMENT CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          SEPTEMBER 30, 2002 AND 2001
                                  (Unaudited)




     8.PER SHARE CALCULATIONS

     Earnings per share have been calculated by dividing the earnings for the period by the weighted average number of Class A and Class B shares outstanding during the period. Reported earnings have been decreased by the current period's cumulative dividends of $34,507 (2001- $34,507) to determine earnings available for distribution to participating shareholders.

     Fully diluted earnings per share have been calculated on the same basis utilizing the weighted average number of Class A and Class B shares outstanding, adjusted for the potential issuance of participating shares upon the exercise of warrants and conversion of preference shares during the period.

                                                             2002             2001

 Weighted average number of shares                         3,200,240         2,607,765
                                                         ============      ============

 Fully diluted weighted average number of shares           6,780,321         2,617,969
                                                         ============      ============


     Cumulative dividends in arrears on preferred shares are noted below:

                             Class E     55,172    (2001 - $39,036)
                             Class F    102,493    (2001 - $72,493)



     9.CHANGE IN NON-CASH COMPONENTS OF WORKING CAPITAL

                                                                           2002                     2001

       Accounts receivable                                        $         323,125        $          (71,707)
       Income taxes receivable                                              150,308                         -
       Prepaid expenses                                                     (69,538)                 (106,206)
       Accounts payable and accrued liabilities                            (174,851)                   (8,485)
       Income taxes payable                                                       -                   (75,960)
                                                                   -----------------        ------------------

                                                                  $         229,044        $         (262,358)
                                                                   =================        ==================

                        GENTERRA INVESTMENT CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          SEPTEMBER 30, 2002 AND 2001
                                  (Unaudited)


     10. RELATED PARTY TRANSACTIONS

     The Company entered into transactions and had outstanding balances with various companies related by common ownership and management.

     The transactions  with related parties are in the normal course of business
     and  are  measured  at  the  exchange  amount,   which  is  the  amount  of
     consideration established and agreed to by the related parties.

     Related party transactions and outstanding balances not disclosed elsewhere in these consolidated financial statements are summarized as follows:

                                                                    2002                     2001
 Income
   Rent                                                  $       1,210,361        $        1,606,413
   Interest                                              $           9,488        $           13,970
 Expenses
   Administration fees                                   $          87,750        $           87,750
   Property management fees                              $          82,500        $           82,500
   Consulting fees                                       $          28,890        $           28,890
   Interest                                              $          79,978        $           41,510
 Amounts due from (due to) related parties
   Accounts receivable                                   $         806,743        $          821,163
   Accounts payable and accrued liabilities              $          60,308        $          191,282
   Note payable                                          $         550,000        $          550,000
   Mortgage payable                                      $         676,000        $          676,000

GENTERRA INVESTMENT CORPORATION

SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES

The  Company  follows  accounting   principles  generally  accepted  in  Canada.
Differences between generally accepted accounting principles in Canada and those applicable in the United States are summarized below.

The Company carries certain rental real estate properties at their appraised values. Under United States generally accepted accounting principles the fixed assets must be carried at cost.

The Company's acquisition of Wendellco Realty Inc. was accounted for by the purchase method. Under United States generally accepted accounting principles, non-arms length acquisitions must be accounted for by the pooling of interests method. The accounting has been adjusted accordingly.

The effect on the consolidated balance sheets of the differences between accounting principles generally accepted in Canada and those accepted in the United States are summarized as follows.

                      Canadian Accounting       Increase         U.S. Accounting
                          Principles           (Decrease)          Principles
                     ------------------      ---------------     ---------------
September 30, 2002
Investments                11,917,003           (3,157,603)           8,759,400
                                              --------------
Total assets  $            15,407,329      $    (3,157,603)     $    12,249,726
                                              ==============

Capital stock              10,588,659           (1,897,109)           8,691,550
Contributed surplus             7,958              571,334              579,292
Deficit                    (3,261,107)          (1,831,828)          (5,092,935)
                                              --------------
Total liabilities and
 shareholders' equity    $ 15,407,329      $    (3,157,603)     $    12,249,726
                                             ===============

December 31, 2001
Investments                12,289,297           (3,252,837)           9,036,460
                                             --------------
Total assets             $ 15,493,812      $    (3,252,837)     $    12,240,975
                                            ===============

Capital stock              10,355,259           (1,897,109)           8,458,150
Contributed surplus             7,958              571,334              579,292
Deficit                    (3,488,322)          (1,927,062)          (5,415,384)
                                             --------------
Total liabilities and
 shareholders' equity     $15,493,812      $    (3,252,837)     $    12,240,975
                                             ===============

December 31, 2000
Investments                13,008,307           (3,386,887)           9,621,420
                                             ---------------
Total assets             $ 15,849,119      $    (3,386,887)     $    12,462,232
                                             ===============

Capital stock              10,355,259           (1,897,109)           8,458,150
Contributed surplus             7,958              571,334              579,292
Deficit                    (3,290,876)          (2,061,112)          (5,351,988)
                                             ---------------
Total liabilities and
 shareholders' equity    $ 15,849,119      $    (3,386,887)     $    12,462,232
                                             ===============

GENTERRA INVESTMENT CORPORATION

SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES

The effect of these differences on reported earnings is summarized as follows:

                                                                            Nine Months            Year                 Year
                                                                              ended                Ended                Ended
                                                                          September 30,         December 31,         December 31,
                                                                               2002                2001                  2000
                                                                        ----------------      ---------------      ---------------
Earnings for the period - Canadian accounting
 principles                                                             $       227,215        $    (197,446)     $      347,810
Additional amortization recorded on appraisal
 excess                                                                          95,234              134,050             141,127
Amortization of goodwill on non-arms
 length transaction                                                                   -                    -             230,837
                                                                        ----------------      ---------------      ---------------
Net earnings for the period in accordance
 with U.S. GAAP                                                         $       322,449        $     (63,396)    $       719,774
                                                                        ================      ===============      ===============


                                                                            Nine Months            Year                 Year
                                                                              ended                Ended                Ended
                                                                          September 30,         December 31,         December 31,
                                                                              2002                 2001                 2000
                                                                        ----------------      ---------------      ---------------
Earnings (loss) per share - United States accounting
 principles                                                                   $0.09               ($0.04)               $0.26
                                                                        ================      ===============      ===============

Fully diluted earnings (los) per share - United States
 accounting principles                                                        $0.00               ($0.01)              ($0.01)
                                                                         ===============      ===============      ===============


                                                                              2002                 2001                 2000
                                                                         ---------------      ---------------      ------------
Net income in accordance with U.S. GAAP and Comprehensive income         $  322,449          $   (63,396)          $  719,774
                                                                         ===============      ===============      ===============


Comprehensive income

Financial Accounting Standards Board Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" (SFAS 130) requires disclosure of comprehensive income, which includes reported net earnings adjusted for other comprehensive income. Our comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. There are no adjustments to net income for comprehensive income and its components.

                                 MIRTRONICS INC.
                               SEPTEMBER 30, 2002

                                    CONTENTS


                                                           PAGE


AUDITORS' REPORT                                             I


FINANCIAL STATEMENTS

      Consolidated Balance Sheet                             II-III

      Consolidated Statement of Deficit                      IV

      Consolidated Statement of Earnings                     V

      Consolidated Statement of Cash Flows                   VI

      Notes to Consolidated Financial Statements             VII-XVI

                                AUDITORS' REPORT


To The Shareholders Of
MIRTRONICS INC.

We have audited the consolidated balance sheet of MIRTRONICS INC. as at September 30, 2002 and 2001 and the consolidated statements of deficit, contributed surplus, operations and cash flows for each of the years in the three year period ended September 30, 2002. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at September 30, 2002 and 2001 and the results of its operations and its cash flows for each of the years in the three year period ended September 30, 2002 in accordance with Canadian generally accepted accounting principles.



                                    [Signed]
                KRAFT, BERGER, GRILL, SCHWARTZ, COHEN & MARCH LLP
Toronto, Ontario
December 20, 2002

                                MIRTRONICS INC.
                           CONSOLIDATED BALANCE SHEET
                        (Expressed in Canadian Dollars)
                                                           September 30,
                                                     2002              2001
ASSETS
CURRENT
  Cash                                           $   504,029      $    843,234
  Marketable securities                            1,177,959           928,791
  Accounts receivable (notes 2 and 5)              8,010,629        10,333,211
  Income taxes recoverable                           156,705                 -
  Inventories (note 5)                             3,801,782         3,544,546
  Prepaid expenses and deposits                      469,691           510,073
  Current portion of note receivable (note 3)        100,000                 -
  Future income taxes                                537,743           396,204
                                                 ------------      ------------
                                                  14,758,538        16,556,059
NOTE RECEIVABLE (note 3)                             600,000           700,000


PROPERTY AND EQUIPMENT (notes 4 and 5)               553,310           530,873

FUTURE INCOME TAXES                                  301,836           629,095
                                                 ------------      ------------
                                                 $16,213,684       $18,416,027

                                                           September 30
                                                     2002              2001

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable and accrued liabilities       $ 4,450,770       $ 5,097,234
  Income taxes payable                                     -           396,308
  Deferred service revenue                           707,637           716,480
  Current portion of long-term debt (note 5)         210,425           222,265
                                                  -----------       -----------
                                                   5,368,832         6,432,287

LONG-TERM DEBT (note 5)                            1,497,233         2,312,198

FUTURE INCOME TAXES                                   18,412                 -

NON-CONTROLLING INTEREST                           5,074,571         4,436,102
                                                  -----------      ------------
                                                  11,959,048        13,180,587


SHAREHOLDERS' EQUITY
  Capital stock (note 6)
  Issued and outstanding
   1,709,115 Preferred shares                      1,110,930         1,110,930
   12,917,581 Common shares
    (2001 - 13,117,581)                            5,328,092         5,410,586
                                                  -----------      ------------
                                                   6,439,022         6,521,516

Contributed surplus                                  262,445           234,742

Deficit                                          ( 2,446,831)      ( 1,520,818)
                                                -------------      ------------
                                                   4,254,636         5,235,440
                                                -------------      ------------

                                                $ 16,213,684      $ 18,416,027
                                                =============     =============

Commitments and Contingencies (note 9)

                                MIRTRONICS INC.
                       CONSOLIDATED STATEMENT OF DEFICIT
                         (Expressed in Canadian Dollars)

                                                                      Year ended September 30
                                                                2002             2001              2000

Deficit at beginning of year, as previously stated         $(1,520,818)    $(2,730,341)      $(2,920,220)

  Restatement of asset and liability method
    of accounting for income taxes                                   -         741,931           791,045
                                                           ------------     -----------       -----------
Deficit at beginning of year, as restated                   (1,520,818)     (1,988,410)       (2,129,175)

    Net earnings (loss) for the year                          (926,013)        467,592           140,765
                                                           ------------     -----------       -----------

DEFICIT, AT END OF YEAR                                    $(2,446,831)    $(1,520,818)      $(1,988,410)
                                                           =============    ============      ============

                                MIRTRONICS INC.
                 CONSOLIDATED STATEMENT OF CONTRIBUTED SURPLUS
                        (Expressed in Canadian Dollars)

                                                                                    Year ended September 30
                                                                                2002              2001              2000

Balance at beginning of year                                                  $ 234,742        $  234,742        $  193,734

  Excess of book value over cost of shares purchased and
      subsequently cancelled                                                     27,703                 -            41,008
                                                                              ----------       -----------       ----------

BALANCE, AT END OF YEAR                                                         262,445        $  234,742        $  234,742
                                                                              ==========       ===========       ==========


                                MIRTRONICS INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                        (Expressed in Canadian Dollars)

                                                                                         Year ended September 30

                                                                               2002               2001            2000
Sales                                                                       $26,616,978     $ 30,616,884      $ 28,111,834

Cost of sales                                                                18,555,088       20,810,855        18,886,653
                                                                            ------------    -------------     -------------
                                                                              8,061,890        9,806,029         9,225,181

Expenses
  Selling and administrative (note 10)                                        8,607,285        7,906,651         7,394,295
  Amortization                                                                  203,899          189,320           182,715
  Interest on long-term debt                                                    139,356          224,257           366,715
  Other interest income                                                         (84,226)         (99,825)          (79,488)
                                                                            ------------    -------------     -------------
                                                                              8,866,314        8,220,403         7,864,237
                                                                            ------------    -------------     -------------

Earnings (loss) from operations                                                (804,424)       1,585,626         1,360,944

  Loss on issuance of shares by subsidiary                                      (90,477)               -          (116,459)
  Loss on sale of shares of subsidiary                                         (354,983)               -                 -
                                                                            -------------   ------------      -------------

Earnings (loss) before income taxes and non-controlling interest             (1,249,884)       1,585,626         1,244,485

  Income taxes (recovery) (note 7)                                              (87,840)         539,406           651,069
                                                                            ------------    -------------     -------------

Earnings (loss) before non-controlling interest                              (1,162,044)       1,046,220           593,416

  Non-controlling interest                                                      236,031         (578,628)         (452,651)
                                                                            ------------    -------------     --------------
NET EARNINGS (LOSS) FOR THE YEAR                                           $   (926,013)    $    467,592      $     140,765
                                                                            ============    =============     ==============



EARNINGS (LOSS) PER SHARE (note 8)                                         $      (0.07)    $       0.04      $        0.01
                                                                            ============    =============     ==============


                                MIRTRONICS INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                        (Expressed in Canadian Dollars)


                                                                                      Year ended September 30
                                                                               2002              2001             2000
CASH PROVIDED BY (USED FOR):

OPERATING ACTIVITIES
    Net earnings (loss) for the year                                         $ (926,013)     $   467,592       $   140,765
    Add:  Charges (credits) to income not affecting cash
        Loss on sale of shares of subsidiary                                    354,983           -                -
        Non-controlling interest                                               (236,031)         578,628           452,651
        Future income taxes                                                     205,663          (11,490)           58,733
        Amortization                                                            203,899          189,320           182,715
        Provision for doubtful accounts                                         158,868          (32,237)          169,076
        Loss on issuance of shares by subsidiary                                 90,477           -                116,459
        Foreign exchange fluctuations on long-term items                         (8,852)         102,055            85,144
        Deferred service revenue                                                 (8,843)         152,535            61,945
        Loss on disposal of property and equipment                               -                -                    707
                                                                              ----------     ------------      ------------
                                                                               (165,849)       1,446,403         1,268,195
    Change in non-cash components of operating working capital
        Accounts receivable                                                   2,163,714       (1,043,212)       (1,246,536)
        Income taxes recoverable                                               (156,705)          -                 -
        Inventories                                                            (257,236)         (80,510)       (  113,887)
        Prepaid expenses and deposits                                            40,382         (250,468)           84,143
        Accounts payable and accrued liabilities                               (646,464)         856,383           817,655
        Income taxes payable                                                   (396,308)         (32,362)          422,845
                                                                              ----------     ------------       -----------
                                                                                581,534          896,234         1,232,415
                                                                              ----------     ------------       -----------
FINANCING ACTIVITIES
    Long-term debt repaid                                                    (1,481,640)      (1,205,338)       (1,929,790)
    Long-term debt incurred                                                     662,154          932,283         1,100,105
    Issuance of common shares by subsidiary                                     382,646           -                176,736
    Purchase of common shares for cancellation                                  (54,791)          -                (64,172)
                                                                              ----------     ------------       -----------
                                                                               (491,631)        (273,055)         (717,121)
                                                                              -----------    ------------       -----------
INVESTING ACTIVITIES
    Change in marketable securities                                            (249,168)        (202,174)          (44,435)
    Purchase of property and equipment                                         (226,336)        (226,224)         (280,788)
    Proceeds on disposal of investments                                          46,396           -                 -
                                                                              -----------    -------------      -----------
                                                                               (429,108)        (428,398)         (325,223)
                                                                              -----------    -------------      -----------

CHANGE IN CASH                                                                 (339,205)         194,781           190,071

Cash at beginning of year                                                       843,234          648,453           458,382
                                                                              ----------     -------------      -----------

CASH AT END OF YEAR                                                         $   504,029      $   843,234        $  648,453
                                                                              ==========     =============      ===========

SUPPLEMENTARY CASH FLOW INFORMATION
     Interest paid - net                                                    $    63,896      $   101,826        $  265,053
    Income taxes paid                                                           276,350          622,630           179,568
    Capital lease obligations incurred for purchase of equipment                 -                -                138,669

                                MIRTRONICS INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        (Expressed in Canadian Dollars)

                               SEPTEMBER 30, 2002

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

     The  preparation  of  financial  statements  in  conformity  with  Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at September 30, 2002, and reported amounts to revenues and expenses during the fiscal year. Actual results could differ from those estimates.

General

     The Company is incorporated under the Ontario Business Corporations Act, 1982. The Company's subsidiaries' operations consist of the design, manufacture, marketing and service of a variety of data communications products and systems with applications in the fire alarm, life safety, transit, security and communications industry.

Principles of Consolidation

     These financial statements include the accounts of the Company and its subsidiary companies. Inter-company balances and transactions have been eliminated on consolidation.

Cash Concentrations

     At September 30, 2002, the Company had approximately US$73,000 (Cdn. $116,000) (2001 - US$381,000; Cdn.$601,000) in financial institutions that is subject to insured amount limitations.

Marketable Securities

     Marketable securities are carried at the lower of cost and market. Declines in value considered temporary in nature are not adjusted. At September 30, 2002, the Company had marketable securities of $1,177,959 (2001 - $928,791) with a market value of $1,123,705 (2001 - $914,694).

Inventories

     Inventories consisting primarily of raw materials are valued at the lower of cost (principally on a first-in, first-out basis) and net realizable value.

MIRTRONICS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

     Property and equipment are recorded at cost. Amortization is being provided for over the estimated useful life as follows: Machinery and equipment - straight-line over 3 to 10 years Leasehold improvements - straight-line over the term of the lease Computer equipment - straight-line over 3 to 10 years Office furniture and equipment - straight-line over 3 to 10 years Equipment under capital lease - straight-line over 3 to 10 years

Foreign Exchange Translation

     The Company's operations in the United States are considered to be integrated with the Company's operations. Monetary assets and liabilities are translated at rates of exchange in effect at the end of the fiscal year. Non-monetary assets and liabilities are translated at historical rates of exchange. Revenue and expenses are translated at the rates of exchange in effect at the date of the transaction.

     The resulting foreign exchange gains and losses are reflected in the consolidated statement of earnings.

Revenue Recognition

     Product and subcontract sales are recognized using the percentage-of-completion method. Service revenue from maintenance contracts is recognized on a straight-line basis over the terms of the respective contracts, which are generally one year. Non-contract service revenue is recognized when the services are performed.

Deferred Service Revenue

     Deferred service revenue is amortized into income over the life of the service contract on the straight-line basis.

Concentration of Credit Risk

     Financial instruments which potentially subject the Company to credit risk consist primarily of accounts receivable. The Company's operations are located in two large U.S. cities, each of which is an independent market. The Company grants credit to its customers, principally all of which are general or specialized construction contractors, none of which individually constitutes a significant portion of outstanding receivables. Approximately 84% (2001 - 84%) of such outstanding receivables are due from customers in New York.

     The Company places a portion of its temporary cash investments in Canadian government bonds.

MIRTRONICS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

     In December 1997, the Canadian Institute of Chartered Accountants issued a new Handbook Section 3465 "Accounting for Income Taxes". This required a change for the years ended September 30, 2001 and 2000 from the deferral method of accounting for income taxes to the asset and liability method of accounting for income taxes. Under the asset and liability method of accounting for income, future tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying value and tax basis of assets and liabilities.

     Future tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that the rate changes. Effective October 1, 2000, the company adopted the new Handbook Section and has applied the provisions of it retroactively to all periods presented.

Fair Value of Financial Instruments

     The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments.

     The carrying amounts of all financial assets and liabilities approximate their fair value due to the terms of these instruments.

     The Company has no financial instruments that have material off-balance sheet risk or a materially different fair value than the respective instruments carrying or disclosed value.

Stock-Based Compensation and Other Stock-Based Payments

     In December 2001, the CICA issued Handbook Section 3870, which establishes standards for the recognition, measurement and disclosure of stock-based compensation and other stock-based payments made in exchange for goods and services provided by employees and non-employees. The standard requires that a fair value based method of accounting be applied to all stock-based payments to non-employees and to employee awards that are direct awards of stock, that call for settlement in cash or other assets or are stock appreciation rights that call for settlement by the issuance of equity instruments. However, the new standard permits the Company to continue its existing policy of recording no compensation cost on the grant of options to employees. Consideration paid by employees on the exercise of stock options is recorded as share capital. The standard is effective for the Company's fiscal year beginning October 1, 2001 for awards granted on or after that date.

1.       Investments

         Synergx Systems Inc. (formerly Firetector Inc.)

          a) Synergx Systems Inc. ("Synergx") has granted the Company a warrant to purchase 310,000 common shares, expiring December 31, 2003, at an exercise price of US$1.02.

MIRTRONICS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)



         Synergx Systems Inc. (formerly Firetector Inc.) (Continued)

          b) On consolidation, the excess of the net book value of the shares acquired relative to the option price has been eliminated against the non-identifiable assets.

          c) Although the Company currently directly holds 31.3% of the voting capital stock of Synergx and results of operations are recorded based upon this percentage, the Company can obtain up to 41.0% of the voting capital stock of Synergx by exercising its warrants to acquire 310,000 common shares, with a cash outlay of approximately US$316,000 from the Company. Based upon this and voting agreements with other shareholders, the Company would have the right to designate the majority of the Board of Directors of Synergx. Therefore, the Company and Synergx continue to enjoy a parent-subsidiary relationship.

2.       Accounts Receivable

                                                                     2002              2001

   Accounts receivable, principally trade                     $ 8,691,360       $10,832,915
   Due from corporations controlled by a director                  -                 17,862
   Allowance for doubtful accounts                               (680,731)         (517,566)
                                                             -------------      ------------
                                                              $ 8,010,629       $10,333,211
                                                             =============      ===========

3.       Note Receivable

         The note receivable from a former equity investee corporation bears interest at 6% per annum with semi-annual principal repayments of $50,000 commencing November 25, 2002.

4.       Property and Equipment

                                                                               2002                               2001
                                                                            Accumulated
                                                              Cost         Amortization           Net              Net
         Machinery and equipment                        $ 1,786,007         $ 1,415,349       $  370,658         $ 354,423
         Leasehold improvements                              53,923               6,785           47,138            18,060
         Computer equipment                                    -                 -                -                    197
         Office furniture and equipment                     210,659             176,892           33,767            26,194
         Equipment under capital lease                      184,319              82,572          101,747           131,999
                                                        -----------         -----------       -----------       ----------
                                                        $ 2,234,908         $ 1,681,598       $  553,310         $ 530,873
                                                        ===========         ===========       ===========       ==========



         Amortization expense includes $27,213 (2001 - $35,074; 2000 - $32,580)
         for equipment under capital leases.

MIRTRONICS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)



5.       Long-term Debt

                                                                                         2002              2001

Loans of US$848,240 (2001 - US$1,309,671) bearing interest
 at US prime plus 1/4% per annum (2001 - US prime plus 3/4%)                        $ 1,346,327       $ 2,067,316
Long-term lease obligations secured by certain property and equipment, requiring monthly payments of US$2,556, maturing
 in various years through fiscal 2005                                                   106,117           141,370
Note payable to a director of a subsidiary bearing interest at 4% per
 annum payable in monthly instalments of US$3,905, due January 2004                      92,981           166,445
Other                                                                                   162,233           159,332
                                                                                    -----------        ----------
                                                                                      1,707,658         2,534,463
  Less:  Current portion                                                                210,425           222,265
                                                                                    -----------        ----------
                                                                                    $ 1,497,233       $ 2,312,198
                                                                                    ===========        ==========


     The aggregate amount of maturities of long-term debt in each of the next four years is as follows:

         2003                            $  210,425
         2004                                92,353
         2005                             1,404,146
         2006                                   734
                                          ----------
                                         $1,707,658
                                         ==========

     A subsidiary of the Company has a credit facility with a U.S. bank for $4,761,600 (US$3,000,000) through December 2004. The credit facility provides for interest at prime plus 0.25% on outstanding balances. The credit facility is secured by all of the assets of the subsidiary and its subsidiaries. The facility provides for various covenants which restrict the payment of dividends, acquisitions and capital expenditures and the subsidiary is required to maintain certain financial ratios. At September 30, 2002, the subsidiary was not in default of any of its financial covenants.

MIRTRONICS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)

6.       Capital Stock

          At September 30, 2002, the authorized capital stock of the Company is as follows:

         An unlimited number of preferred shares, issuable in series An unlimited number of non-voting, non-participating, cumulative, redeemable, preference shares, Series 1
         An unlimited number of non-voting, non-participating, redeemable, non-cumulative, Class "B" preference shares
         An unlimited number of Common shares

                                              Common                        Preferred Class "B"

                                        Number           Amount            Number           Amount
Issued and Outstanding
Balance September 30, 2000 and 2001    13,117,581    $ 5,410,586         1,709,115      $  1,110,930
Purchased for cancellation under
 normal course issuer bid                (200,000)       (82,494)             -                -
                                      ------------   ------------       ----------      ------------
Balance September 30, 2002             12,917,581    $ 5,328,092         1,709,115      $  1,110,930
                                      ============   ============       ==========      ============

         Options

          As at September 30, 2002, the Company had reserved 270,000 common shares under its employee stock option plan for outstanding options granted to directors, officers and employees. The options are exercisable at $0.125 and expire on November 30, 2005.

7.       Income Taxes
                                      2002               2001            2000

         Current                 $ (293,503)        $  550,896      $  592,336

         Future income taxes        205,663            (11,490)         58,733
                                 -----------        -----------     ----------
                                 $  (87,840)        $  539,406      $  651,069
                                 ===========        ===========     ==========

MIRTRONICS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)

7.       Income Taxes (Continued)

         The difference between the effective tax rate for continuing operations and the combined basic federal and provincial tax rate is explained as follows:

                                                        Effect on Basic Income Tax Rate
                                                    2002               2001             2000
                                                      %                 %                %
   Income taxes computed at statutory combined
    basic income tax rate                            39.1              42.1             44.3
   (Decrease) increase in taxes resulting from
     benefit of future tax deductible items          (3.7)             (1.2)             3.3
   Non-taxable foreign exchange (gain) loss           0.9              (8.4)            (2.8)
   Minimum tax                                       (0.4)              0.6              6.4
   Other  (5.7)                                       0.9               1.1
   Valuation allowance in respect of utilization
    of non-capital losses                           (23.2)              -               -
                                                    -------          --------         -------

                                                      7.0              34.0             52.3
                                                    =======           ======           ======

          The Company has recorded future income taxes at September 30, 2002 and 2001 related to certain book provisions to be deducted in future tax returns. Management anticipates the return to profitable operations at a level that will result in the utilization of the recorded future income taxes.

          The components of future income tax assets consist of the following:

                                                       2002              2001


   Allowance for doubtful accounts               $  272,998       $   206,784
   Inventory obsolescence                           190,464           189,420
   Fixed assets                                     (18,412)          147,454
   Non-capital losses carried forward - net         356,853           454,115
   Cumulative minimum taxes                          19,264            27,526
                                                 -----------       -----------
                                                 $  821,167       $ 1,025,299
                                                 ===========       ===========


8.       Earnings Per Share

          Earnings per share has been calculated using the weighted average number of shares outstanding during the year of 13,100,914 (2001 - 13,117,581; 2000 - 13,325,915). The potential exercise of the issued options of the Company have no material dilutive effect and, therefore, are not disclosed.

MIRTRONICS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)


9.       Commitments and Contingencies

         Leases

         The Company is the lessee of premises in U.S. cities under leases expiring at various times through 2010. Rental expense for operating leases was $576,336 (2001 - $526,538; 2000 - $452,483). As at September
         30, 2002, future minimum payments, by year and in the aggregate under non-cancellable operating leases, consisted of the following:


                  2003                   $  631,853
                  2004                      513,170
                  2005                      528,496
                  2006                      544,618
                  2007                      475,998
                  Thereafter                537,286
                                         ----------
                                         $3,231,421
                                         ==========

         Contingencies

         In the normal course of its operations, the Company's subsidiary has been or, from time to time, may be named in legal actions seeking monetary damages. Management does not expect, based upon consultation with legal counsel, that any material item exists that will affect the Company's business or financial condition.

10.      Related Party Transactions

         These consolidated financial statements include management fees paid to a corporate shareholder in the amount $24,000 (2001 - $24,000; 2000 - $24,000) which are not disclosed otherwise.


11.      Segmented Information (in thousands of dollars)

         Segmented information for the fiscal years ended September 30, 2002, 2001 and 2000, respectively, is as follows for continuing operations:

         Geographic Segments

                                                         United
                                         Canada           States         Eliminations     Consolidated
         2002
         Sales to third parties        $     -         $  26,617           $     -        $  26,617
                                       ========        ==========          ========       ==========

         Net earnings (loss)           $  (435)        $    (491)          $     -        $    (926)
                                       ========        ==========          ========       ==========

         Total assets                  $  2,409        $  13,805           $     -        $   16,214
                                       ========        ==========          ========       ==========

MIRTRONICS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)



11. Segmented Information (in thousands of dollars) (Continued)

         Geographic Segments

                                                          United
                                         Canada           States         Eliminations     Consolidated

         2001

         Sales to third parties        $    -          $  30,617           $     -        $  30,617
                                       =========       =========           ========       =========

         Net earnings (loss)           $    (40)       $     507           $     -        $     467
                                       =========       =========           ========       =========

         Total assets                  $  2,685        $  15,731           $     -        $  18,416
                                       =========       =========           ========       =========

         2000

         Sales to third parties        $    -          $  28,112           $     -        $  28,112
                                       =========       =========           ========       =========

         Net earnings (loss)           $   (276)       $     417           $     -        $     141
                                       =========       =========           ========       =========

         Total assets                  $  2,361        $  14,181           $     -        $  16,542
                                       ========        =========           ========       =========

12.      Subsequent Events

          a) Effective November 23, 2002, the common and preference shares of the Company were suspended from trading on the TSX Venture Exchange ("TSX") for failure to meet the continued listing requirements of the TSX.

          b) On October 17, 2002, the Company disposed of a 7.5% interest in Synergx, realizing a loss of $252,000 and reducing its holdings to 23.8%. As a result, the Company will no longer enjoy a parent-subsidiary relationship and the investment in Synergx will be accounted for on the equity basis.

AMALCO
PRO-FORMA CONSOLIDATED BALANCE  SHEET
SEPTEMBER 30, 2002 (unaudited)

                                                               Genterra Investment
                                                                    Corporation     Mirtronics Inc.  Adjustments        AMALCO
 A S S E T S
                              CURRENT
      Cash and short-term investments                              $    712,116    $    504,029    $   (264,230)   $    951,915
                Marketable securities                                         -       1,177,959         254,681       1,432,640
        Accounts receivable  (Note 9)                                 1,272,680       8,010,629      (7,979,630)      1,303,679
             Income taxes recoverable                                   193,400         156,705        (144,149)        205,956
                          Inventories                                         -       3,801,782      (3,801,782)              -
        Prepaid expenses and deposits                                   181,189         469,691        (467,213)        183,667
       Loans and mortgages receivable                                   841,678         100,000         (13,791)        927,887
                             (Note 3)
        Future income taxes  (Note 8)                                    30,000         537,743        (537,743)         30,000
                                                                   ------------    ------------    ------------    ------------
                                                                      3,231,063      14,758,538     (12,953,857)      5,035,744

LOANS AND MORTGAGES RECEIVABLE  (Note                                    55,000         600,000         (41,209)        613,791
                                                                                                                              3)

                 INVESTMENTS (Note 4)                                   106,481               -       1,844,034       1,950,515

               FIXED ASSETS  (Note 5)                                11,810,522         553,310        (553,310)     11,810,522

        FUTURE INCOME TAXES  (Note 8)                                    49,263         301,836         105,997         457,096

                             GOODWILL                                   155,000               -         155,000
                                                                   ------------    ------------    ------------    ------------

                                                                   $ 15,407,329    $ 16,213,684    $(11,598,345)   $ 20,022,668
                                                                   ============    ============    ============    ============
                L I A B I L I T I E S

                              CURRENT
         Accounts payable and accrued                              $    355,495    $  4,450,770    $ (4,366,413)   $    439,852
                liabilities  (Note 9)
             Deferred service revenue                                         -         707,637        (707,637)              -
    Current portion of long-term debt                                 1,723,914         210,425        (987,067)        947,272
                        (Notes 6 & 9)
                                                                   ------------    ------------    ------------    ------------
                                                                      2,079,409       5,368,832      (6,061,117)      1,387,124

        LONG-TERM DEBT  (Notes 6 & 9)                                 4,616,939       1,497,233        (720,591)      5,393,581

             NON-CONTROLLING INTEREST                                         -       5,074,571      (5,074,571)              -

        FUTURE INCOME TAXES  (Note 8)                                 1,375,471          18,412         (18,412)      1,375,471
                                                                   ------------    ------------    ------------    ------------

                                                                      8,071,819      11,959,048     (11,874,691)      8,156,176
                                                                   ------------    ------------    ------------    ------------

             S H A R E H O L D E R S'
                          E Q U I T Y

           CAPITAL STOCK  (Note 7(b))                                10,588,659       6,439,022      (5,161,189)     11,866,492

                  CONTRIBUTED SURPLUS                                     7,958         262,445        (270,403)              -

                              DEFICIT                                (3,261,107)     (2,446,831)      5,707,938               -
                                                                   ------------    ------------    ------------    ------------
                                                                      7,335,510       4,254,636         276,346      11,866,492
                                                                   ------------    ------------    ------------    ------------

                                                                   $ 15,407,329    $ 16,213,684    $(11,598,345)   $ 20,022,668
                                                                   ============    ============    ============    ============

 AMALCO
NOTES TO PRO-FORMA CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2002
(Unaudited)

 1.AMALGAMATION

     On October 17, 2002, Mirtronics Inc. ("Mirtronics") disposed of a 7.5% interest in Synergx Systems Inc. ("Synergx"), realizing a loss of $245,000 and reducing its holdings to 28.1%. As a result, Mirtronics no longer enjoys a parent- subsidiary relationship and in the future this investment will be accounted for on the equity basis.

     The unaudited pro-forma balance sheet gives effect to the proposed amalgamation of Genterra Investment Corporation ("Genterra") and Mirtronics as if the amalgamation and the sale of the Synergx shares had occurred on September 30, 2002 on the following basis:

          -The net assets of all the companies are recorded in the accounts of Amalco at their carrying values.

          -The  outstanding  shares  of  the  amalgamating   companies  will  be
          exchanged for shares of Amalco as follows:


                 Outstanding Exchange                                  Shares of Amalco                   Capital
             -----------------------------        ---------------------------------------  ---------------------------------
                Shares             Ratio            Class A              Class B              Class A              Class B
               ------             -----             -------              -------              -------              -------
Common
Mirtronics   12,917,581        1.25 for 1           16,146,976                  -          $ 2,836,970         $          -

Class A
Genterra      2,971,899           1 for 1            2,971,899                  -            3,996,431                    -

Class B
Genterra        484,012           1 for 1                    -            484,012                    -            1,510,410
                                                   ------------        -----------         --------------      -------------
                                                    19,118,875            484,012          $ 6,833,401         $  1,510,410
                                                   ============        ===========         ==============      =============



   Preferred
                                  Outstanding Exchange                                                        Shares of Amalco
                                  ----------------------------------                                  ------------------------------
                             Class            Shares          Ratio                 Class               Number           Capital
                             -----            ------          -----                 -----
    Genterra               Special           500,000        1 for 1               Special              500,000       $      1,500
  Mirtronics                     B         1,709,115        1 for 1           C, Series 1            1,709,115       $  1,304,664
    Genterra           D, Series 1         2,475,009        1 for 1           D, Series 1            2,475,009       $    247,400
    Genterra           D, Series 2           810,059        1 for 1           D, Series 2              810,059       $    217,501
    Genterra                     E           115,258        1 for 1                     E              115,258       $    471,764
    Genterra                     F           500,000    1.205 for 1           F, Series 1              602,493       $    602,493
    Genterra              Series 1         2,419,138        1 for 1              Series 1            2,419,138       $    677,359

       All intercompany shareholdings have been eliminated.

       The share exchange ratios were determined by the proportionate values of the net assets contributed by the amalgamating Companies as assigned by the boards of directors.

       Reference is made to the unaudited financial statements of Genterra for the nine month period ended September 30, 2002, and the audited financial statements of Mirtronics for the year ended September 30, 2002, prepared by the Companies from the books of account and included elsewhere in this amalgamation brochure.

 AMALCO
NOTES TO PRO-FORMA CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2002
(Unaudited)


     2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          a) Cash and Short-term Investments

          The Company's short-term investments, consisting short-term deposits, are considered to be cash equivalents and are recorded at cost, which approximates market value.

          b) Marketable Securities

          Marketable securities are carried at lower of cost and market. Declines in value considered temporary in nature are not adjusted. At September 30, 2002, the Company had marketable securities of $1,432,640 with a market value of $1,378,386.

          c) Investments

          Long-term investments in which the Company have significant influence are accounted for using the equity method.

          d) Fixed Assets

          Fixed assets are recorded at cost. Amortization is being provided for over the estimated useful life as follows:

          Rental real estate buildings - declining balance at 5% per annum

          e) Goodwill

          The Company has adopted the Canadian Institute of Chartered Accountants ("CICA") new Handbook Section 3062 - Goodwill and Other Intangible Assets. Effective January 1, 2002 goodwill is no longer required to be amortized but will be subject to an annual impairment test in accordance with the provisions of this Section. As of September 30, 2002 the Company has completed its impairment test and concluded that no goodwill impairment charge needed to be recorded.

          f) Translation of Foreign Currencies

          The Company's operations in the United States are considered to be integrated with the Company's operations. Monetary assets and liabilities are translated at the rates of exchanges in effect at the end of the fiscal period. Non-monetary assets and liabilities are translated at historical rates of exchange. Revenue and expenses are translated at the rates of exchange in effect of the date of transactions.

          g) Financial Instruments

          Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risk arising from its financial instruments. The fair values of these financial instruments approximate their carrying values, unless otherwise noted.

 AMALCO
NOTES TO PRO-FORMA CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2002
(Unaudited)


     2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (continued)

          h) Accounting Estimates

          The preparation of financial statements in accordance with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amount of revenues and expenses during the reported period. Actual results could differ from management's best estimates as additional information becomes available in future.

          i) Income Taxes

          Future income taxes are recorded under the asset and liability method of accounting for income taxes. Future income tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying value and tax value basis of assets and liabilities.

          Future tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that the rate changes.

          j) Stock-based Compensation and Other Stock-based Payments

          In December 2001, the CICA issued Handbook Section 3870, which establishes standards for the recognition, measurement and disclosure stock-based compensation and other stock-based payments made in exchange for goods and services provided by employees and non-employees. The standard requires that a fair value based method of accounting be applied to all stock-based payments to non-employees and to employee awards that are direct awards of stock, that call for settlement in cash or other assets or are stock appreciation rights that call for settlement by the issuance of equity instruments. However, the new standard permits the Company to continue its existing policy of recording no compensation cost on the grant of stock options to employees. Consideration paid by employees on the exercise of stock options is recorded as share capital. The standard is effective for the Company's fiscal period beginning October 1, 2001 for awards granted on or after that date.


     3.LOANS AND MORTGAGES RECEIVABLE

          Mortgage  receivable,  bearing  interest  at 9.5%  per  annum,  due on
          demand,  is  secured by an  assignment  of second  mortgage  on land                $     827,887

          Note  receivable  from a  former  equity  investee  corporation  bears interest  at 6% per  annum  with  semi-annual  repayments  of  $50,000
          commencing November 25, 2002                                                              700,000

          Collateral mortgage loan bearing interest at U.S. bank prime plus 3.5%
          per  annum,   repayable  in  U.S.  funds                                                   13,791
                                                                                                  1,541,678
          Less: current portion                                                                     927,887
                                                                                                -------------
                                                                                              $      613,791
                                                                                                =============

 AMALCO
NOTES TO PRO-FORMA CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2002
(Unaudited)


     4.INVESTMENTS

          The Company has investment in shares of Synergx which is being accounting for using the equity method. In addition, Synergx has also granted the Company a warrant to purchase 310,000 common shares expiring December 31, 2003, at an exercise price of US$1.02.


     5.FIXED ASSETS

                                                                       Accumulated
                                                            Cost      Amortization               Net
                                                  ---------------  ----------------  ----------------
       Rental real estate properties                $ 21,167,165     $   9,382,233      $ 11,784,932
       Other                                             107,102            81,512            25,590
                                                  ---------------  ----------------  ----------------

                                                    $ 21,274,267     $   9,463,745      $ 11,810,522
                                                  ===============  ================  ================


     6.LONG-TERM DEBT

          Prime plus 1.75% per annum first  mortgage,  monthly payment of $5,217
          plus interest, with the balance due August 2011                             $   558,198

          7.75% per annum first mortgage , blended  monthly  payments of $17,876 with the balance due December 2002. This mortgage has been renewed for
          a five-year term at 6.52% per annum                                             925,689

          8.1% per annum first  mortgage,  blended  monthly  payments of $30,519
          with the balance due April 2005                                               2,904,467

          9.1% per annum second mortgage, blended monthly payment of $7,648 with
          the balance due September 2005                                                  706,543

          Prime plus 1% per annum second  mortgage from a related company due on
          demand                                                                          676,000

          Demand note payable to an affiliated  company bearing  interest at 13%
          per annum                                                                       550,000

          Other                                                                            19,956
                                                                                       -----------
                                                                                        6,340,853
          Less: current portion                                                           947,272
                                                                                       -----------
                                                                                      $ 5,393,581
                                                                                       ===========


          The mortgages payable are collateralized by specific security on the related land and buildings.

          The aggregate amount of payments required in the subsequent twelve month periods to meet retirement provisions are as follows:

         2003                           $           947,272
         2004                                       406,008
         2005                                     3,464,539
         2006                                       212,602
         2007    and thereafter                   1,310,432
                                         -------------------

                                        $         6,340,853
                                         ===================

 AMALCO
NOTES TO PRO-FORMA CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2002
(Unaudited)

     7.CAPITAL STOCK

          a) Authorized

          Unlimited Class A subordinate voting shares

          Unlimited Class B multiple voting shares. Each share is convertible into 1 Class A share

          Unlimited voting, non-participating, redeemable special shares

          Unlimited non-voting, non-participating, non-cumulative, redeemable Class C preferred shares, Series 1

          Unlimited Class D preferred shares, issuable in series:

          -Unlimited  non-voting,  non-participating,   $0.0023  non-cumulative,
               redeemable Class D preferred shares, Series 1

          -Unlimited  non-voting,  non-participating,   $0.0023  non-cumulative,
               redeemable Class D preferred shares, Series 2

          Unlimited non-voting, non-participating, $0.14 cumulative, redeemable Class E shares

          Unlimited non-voting, non participating, $0.06 cumulative, $1 redeemable, convertible Class F preferred shares, Series 1. These shares are convertible into 1 Class A share, 1 Class B share and 1.4 Series 1 preference shares or 2 Class A shares and 1.4 Series 1 preference shares for each 98 Class F preferred shares

          Unlimited non-voting, non-participating, redeemable, convertible, $0.0084 cumulative Series 1 preference shares. Each Series 1 preference share may be converted into 3 Class A shares until December 31, 2002


          b) Issued

    19,118,875    Class A shares                            $   6,833,401
       484,012    Class B shares                                1,510,410
       500,000    Special shares                                    1,500
     1,709,115    Class C preferred shares, Series 1            1,304,664
     2,475,009    Class D preferred shares, Series 1              247,400
       810,059    Class D preferred shares, Series 2              217,501
       115,258    Class E preferred shares                        471,764
       602,493    Class F preferred shares, Series 1              602,493
     2,419,138    Series 1 preference shares                      677,359
                                                             --------------

                                                            $   11,866,492
                                                             ==============


          c) Share Purchase Warrants

          The Company issued 855,500 share purchase warrants at $0.28 each. Each warrant enables the holder to purchase one Class A share and 0.7 Series 1 preference share. These warrants expire on March 25, 2004.

 AMALCO
NOTES TO PRO-FORMA CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2002
(Unaudited)


     8.INCOME TAXES

          A summary  of the  principal  components  of  future  tax  assets  and
          liabilities   calculated  in  accordance   with  Canadian   accounting
          principles as at September 30, 2002 is noted below:

                 Future tax assets
                      Non-capital loss carry-forwards            $   226,166
                      Capital loss carry-forwards                    217,546
                      Cumulative minimum taxes                        19,264
                      Provisions and other allowances                 24,120
                                                                  -----------
                                                                     487,096
                      Less:  current portion                          30,000
                                                                  -----------

                                                                 $   457,096
                                                                  ===========

                 Future tax liabilities
                      Fixed assets                               $ 1,375,471
                                                                  ===========

     9.RELATED PARTY TRANSACTIONS

          This financial statement includes transactions with related parties as follows:

              Accounts receivable                                   $  806,743
              Accounts payable and accrued liabilities              $   60,308
              Note payable                                          $  550,000
              Mortgage payable                                      $  676,000


[AMALCO Notes]

                       GENTERRA INVESTMENT CORPORATION
                        OPERATIONAL AND FINANCIAL REVIEW



   RESULTS OF OPERATIONS

   Revenue. Rental revenue for the nine month period ended September 30, 2002 was $2,070,895, a decrease of 15.9% as compared to $2,461,740 for the comparable 2001 period. The decrease was attributable to a reduction in rental space during the current period.

   Selling and Administrative Expenses. Selling and administrative expenses for the nine month period ended Seprtember 30, 2002 were $1,182,060, a decrease of 12.5% as compared to $1,351,697 for the comparable 2001 period.

   Other expenses. The Company incurred $335,462 of interest expenses for the first nine months of 2002 compared with $371,808 for the comparable 2001 period. The net decrease was due to a reduction in interest expense on long-term debt, primarily as a result lower interest rates. Amortization for the nine months ended September 30, 2002 was $388,161 as compared to $445,342 for the comparable 2001 period.

   Income Tax Provision. The effective tax rate was 32.6% for the first nine months of 2002 compared to 45.5% for the comparable 2001 period. The main difference between the Company's statutory tax rate and its effective tax rate is primarily attributable to non-taxable portion of capital gains and a reduction of general income tax rates.

   Net Earnings. The Company reported net earnings of $227,215 for the nine month period ended September 30, 2002 compared with net earnings of $205,772 for the nine month period ended September 30, 2001.



   LIQUIDITY AND CAPITAL RESOURCES

   The Company's principal sources of liquidity are cash on hand.

   The Company's working capital amounted to $1,151,654 at September 30, 2002 compared to $1,103,638 at September 30, 2001. The ratio of current assets to current liabilities was 1.55:1 at September 30, 2002 and 1.71:1 at September 30, 2001. The Company's cash on hand was $712,116 at September 30, 2002 as compared to $136,270 at September 30, 2001. The increase in working capital was due to a reduction in accounts receivable and the fact that the Company completed a private equity placement to provide additional working capital including funds to pursue acquisitions.

                          M I R T R O N I C S I N C .
                     OPERATIONAL AND FINANCIAL REVIEW

Mirtronics Inc. (the "Company") conducted its business primarily through its 31.3% equity interest in Synergx Systems Inc, (formerly Firetector Inc.) ("Synergx"). Synergx, through subsidiaries, is engaged in the design, manufacture, sale and servicing of fire, life safety, security, energy management, intercom, audio-video communications and other systems primarily in the New York City and Texas markets. Subsequent to the year-end, the Company disposed of a 7.5% equity interest in Synergx.

LIQUIDITY AND CAPITAL RESOURCES

Synergx has a US$3 million credit facility with Citizens Business Credit of Boston (the "Credit Facility") that expires in December, 2004. The Credit Facility has an interest rate of prime plus 1/4% on outstanding balances. Advances under the Credit Facility are measured against a borrowing base calculated on eligible receivables and inventory. The Credit Facility is secured by all of the assets of Synergx and all of its operating subsidiaries. The Credit Facility includes various covenants, which, among other things, impose limitations on declaring or paying dividends, acquisitions and capital expenditures. Synergx is also required to maintain certain financial ratios. Citizens Business Credit of Boston has modified the requirements for one of these ratios for the fiscal year 2002. At September 30, 2002, Synergx was not in default under any of its financial covenants as a result of this modification and at such time owed US$848,000 under the credit facility.

The Company's working capital decreased to $9,389,706 at September 30, 2002 from $10,123,772 at September 30, 2001 and $9,327,324 at September 30, 2000. The
ratio of current assets to current liabilities increased to 2.75:1 at September 30, 2002 from 2.57:1 at September 30, 2001.

At September 30, 2002, the Company's accounts and notes receivable were $8,010,629, compared to $10,333,211 at September 30, 2001 and $9,257,762 at
September 30, 2000. The changes during 2002 and 2001 were primarily a result of the fluctuations in sales volumes experienced by the Company during both years.

Synergx's terms of sale are net 30 days. However, the normal receivable collection period is 60-120 days, exclusive of retainage, because certain governmental regulations and Synergx's frequent status as a subcontractor (entitled to pro rata payments as the project is completed) extends the normal collection period. Synergx believes this is a standard industry practice. Synergx's receivable experience is consistent with the industry as a whole and will likely continue. This could be considered an area of risk and concern. However, due to the proprietary nature of Synergx's systems, many projects require Synergx's co-operation to secure a certificate of occupancy and/or to activate/operate a life safety system, thus assisting Synergx's collection of a significant portion or total payment, even when Synergx's immediate account debtor's (contractor) creditors have seized a project.

The Company (including subsidiaries) had lease commitments with aggregate rental payments of $576,336 during the current year.

RESULTS OF OPERATIONS

General. The following table sets forth items derived from the consolidated statement of earnings as a percentage of revenue for each of the three years ended September 30, 2002, 2001 and 2000.

                                 2002               2001              2000
 Revenue                          100.0 %           100.0%           100.0%
 Gross profit                      30.3 %            32.0%            32.8%
 Expenses                          33.3 %            26.8%            28.0%
 Earnings (loss) from operations   (3.0)%             5.2%             4.8%
 Net earnings (loss)               (3.5)%             1.5%             0.5%

Revenue. Revenues for the year ended September 30, 2002 were $26,616,978, compared to $30,616,884 for the year ended September 30, 2001 and $28,111,834 for the year ended September 30, 2000. During 2002, Synergx's product revenue decreased by 24%. The decrease was caused by the general slowdown in economic activity in Synergx's principal markets, New York and Dallas. In addition, the events of September 11th delayed work on several projects involving New York City Transit Authority and caused indefinite postponement of projects at existing customer facilities.

Subcontract revenue increased in 2002 as Synergx, acting as prime contractor, was responsible for electrical installation on several large fire alarm projects.

Service revenue increased by 4% in fiscal 2002. The increase in service revenue resulted from higher call-in maintenance service on fire systems (replacement parts and service required by buildings affected by contamination from the events of September 11th) and from increased revenue related to security systems.

Synergx's order position, excluding service, increased to US$12.1 million at September 30, 2002 compared to US$7.8 million at September 30, 2001. Synergx expects to fulfill a significant portion of its backlog over the next twelve months. The high level of backlog reflects recent large new orders for several subway complexes that will be deliverable over several years as the projects are released. In addition, the backlog includes US$2.2 million of recent orders for communication and announcement systems from several transit car manufacturers that will be shippable over the next 24 month period. While quotation activity is brisk, there is no assurance when orders will be received and whether the order position will increase. Due to the fact that the Company's products are sold and installed as part of larger construction or mass transit projects, there is typically a delay between the booking of the contract and its revenue realization. The order position includes, and Synergx continues to bid on, projects that might include significant subcontractor labour (electrical installations performed by others). Synergx expects to be active in seeking orders where it would act as the prime contractor and be responsible for the management of the project as well as electrical installation.

Selling and Administrative Expenses. Selling and administrative expenses as a percentage of sales were 32.3% for fiscal 2002, compared to 25.8% for the year ended September 30, 2001 and 26.3% for the year ended September 30, 2000. The increase in selling and administrative expense during 2002 reflects Synergx's continued expansion of its marketing programs for new products. During 2001 Synergx increased staffing in the railcar transit communication group as it addressed a marketing opportunity for future business over the next 2 to 5 years. However, selling and administrative expenses, as a percentage of sales increased 6.5% in 2002 due to the fixed nature of these costs, given Synergx's decision to staff for sales of new products in future years.

Net Income. After giving effect to non-controlling interest in Synergx, the Company incurred a (loss) for the year $(926,013) compared to earnings of $467,592 in 2001 and $140,765 in 2000. The decrease in net income during 2002 was primarily due to the loss of gross margin due to the 24% decline in product revenues caused by the general slowdown in economic activity and delays and postponements in certain projects caused by the events of September 11th and the increase in selling and administrative expenses to support higher product sales and expanded product territory offset, in part, by lower interest costs primarily due to lower interest rates during 2002. Also affecting net income were losses experienced as a result of the sale of shares of Synergx and the dilution of investment caused by the issuance of additional shares by Synergx.

Income Taxes. The effective income tax rate for continuing operations was 7.0%, 34.0% and 52.3% during the fiscal years ended September 30, 2002, 2001 and 2000 compared with combined statutory rates of 39.1%, 42.1% and 44.3% respectively. The major reasons for the variations in all periods were non-taxable foreign exchange gains and losses and minimum tax. In addition, the 2002 expense was affected by the adjustment of future income taxes reflecting the changes in the combined statutory rate and a reserve provided against the realization of non-capital losses carried forward.

Inflation. The impact of inflation on the Company's business operations has not been material in the past. Synergx's labour costs are normally controlled by union contracts covering a period of three years and its material costs have remained relatively stable. However, in July 2002 Synergx and its union agreed to a new three-year contract that provides for wage/benefits increases of 5% in each year.

LEGAL MATTERS

Certain legal matters in connection with the exchnage of shares will be passed on for us by Dolgenos Newman & Cronin LLP, New York, New York.

EXPERTS

The consolidated financial statements of Genterra Investment Corporation as of December 31, 2001 and December 31, 2000 and the consolidated financial statements of Mirtronics Inc. as of and for the years ended September 30, 2001 and 2000 included in this prospectus have been audited by Kraft, Berger, Grill, Schwartz, Cohen & March LLP, independent auditors, as indicated in their reports appearing herein, and are included herein in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-4 under the Securities Act with respect to our offering of the exchange notes. This prospectus does not contain all of the information in the registration statement. You will find additional information about us and the exchange shares in the registration statement. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement. Mirtronics Inc. is currently subject to the reporting requirements of the Securities Exchange Act applicable to a foreign private issuer. In accordance with these requirements, they file reports and other information with the SEC. As a foreign private issuer, they are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Mirtronics' reports and other information may be obtained from or viewed at the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington D.C. 20549. The SEC also maintains a website that contains reports and other information regarding issuers that file electronically with the SEC. For more information on the operation of the Public Reference Room, call the SEC in the United States at 1-800-SEC-0330. The website address is http://www.sec.gov.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

     Under Section 136 of the BUSINESS CORPORATION ACT (ONTARIO), a director or officer of a corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives:

     1. may be indemnified by the corporation against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of such corporation or body corporate.

     2. may be indemnified by the corporation, with the approval of a court, against all costs, charges and expenses reasonably incurred by the person in connection with an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, to which the person is made a party by reason of being or having been a director or officer of the corporation or body corporate; and

     3. is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity was substantially successful on the merits of his defense of the action or proceeding;

     PROVIDED, in all cases, such person fulfills the conditions that (a) he or she acted honestly and in good faith with a view to the best interests of the corporation, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules.


     A list of  Exhibits  required  to be  filed  as  part of this  Registration
Statement on Form F-4 is listed in the attached Index to Exhibits and is incorporated herein by reference.


Item 22. Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the Articles of Incorporation of the Registrant or the laws of Ontario, Canada or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 The undersigned registrant hereby undertakes:

     to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and

     to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above include information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on the 10th day of March, 2003

                                          GENTERRA INC.

                                          By:     /s/ MARK I. LITWIN
                                            ------------------------------------
                                                     Mark I. Litwin,
                                                       President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark I. Litwin and Stan Abramowitz, and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement filed herewith and any or all amendments to said Registration Statement, (including post-effective amendments and registration statements filed pursuant to Rule 462 and otherwise), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                      TITLE                      DATE
                    ---------                                      -----                      ----
               /s/ MARK I. LITWIN                    President, Chief Executive           March 10, 2003
    -----------------------------------------         Officer and Director (Principal
                 Mark I. Litwin                             Executive Officer)


             /s/ STAN ABRAMOWITZ                          Chief Financial Officer         March 10, 2003
    -----------------------------------------        (Principal Financial Officer and
                 Stan Abramowitz                       Principal Accounting Officer)



             /s/ MORTON LITWIN                                   Director                 March 11, 2003
    -----------------------------------------
               Morton Litwin


             /s/ IRWIN SINGER                                    Director                 March 10, 2003
    -----------------------------------------
               Irwin Singer


            /s/ ALAN KORNBLUM                                    Director                 March 10, 2003
    -----------------------------------------
               Alan Kornblum

                                LIST OF EXHIBITS

 EXHIBIT
 NUMBER                                   DESCRIPTION                           PAGE
---------                                 -----------                           ----
 2.1        --    Amalgamation Agreement dated as of January 20, 2003
                    between Genterra Invesment Corporation and Mirtronics Inc.
 3.1(i)     --    Articles of Incorporation of Genterra Inc., as amended
                  to date (proposed Articles to be filed by amendment)
 3.1(ii)    --    By-Laws of Genterra Inc (proposed by-laws to be filed by amendment)
 3.2(i)     --    Articles of Incorporation of Genterra Investment Corporation, as amended to date (to be filed by amendment)
 3.2(ii)    --    By-Laws of Genterra Investment Corporation (to be filed by amendment)
 3.3(i)     --    Articles of Incorporation of Mirtronics Inc., as amended
                  to date (to be filed by amendment)
 3.3(ii)    --    By-Laws of Mirtronics Inc. (to be filed by amendment)
 5          --    Opinion of Dolgenos Newman & Cronin LLP (to be filed by amendment)
 10(i)      --    [Material Contracts}(to be filed by amendment)
21          --    Subsidiaries of Genterra Inc.
23(i)       --    Consent of KRAFT, BERGER, GRILL, SCHWARTZ, COHEN & MARCH LLP (Toronto, Ontario)
23(ii)      --    Consent of Dolgenos Newman & Cronin LLP (contained in Exhibit 5)
24          --    Power of Attorney (see Signature Page)

     Copies of the exhibits filed with this Registration Statement on Form F-4 do not accompany copies hereof for distribution to shareholders of Mirtronics Inc. Genterra Inc. will furnish a copy of any such exhibits to any shareholder requesting the same.